UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ONKURE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6707 Winchester Cir #400
Boulder, CO 80301
(720) 307-2892
April 21, 2026
Dear Stockholder:
We are pleased to invite you to attend the 2026 annual meeting of stockholders of OnKure Therapeutics, Inc. The meeting will be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time in a completely virtual format, via live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/OKUR2026, where you will be able to listen live, submit questions and vote.
The attached formal notice and proxy statement contain details of the business to be conducted at the meeting.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to submit your vote promptly. You may vote online, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in OnKure.
Sincerely,

Nicholas A. Saccomano, Ph.D.
President and Chief Executive Officer

ONKURE THERAPEUTICS, INC.
6707 Winchester Cir #400
Boulder, Colorado 80301
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Wednesday, June 3, 2026, at 9:00 a.m. Eastern Time

Place
The annual meeting will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/OKUR2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. You will need to have the control number included in the Notice of Internet Availability of Proxy Materials, on your voting instruction form, on your proxy card or on the instructions that accompany your proxy materials to join the meeting. You will not be permitted to attend the annual meeting in person.

Items of Business	•	To elect three Class II directors to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified.
	•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•
To amend and restate the OnKure Therapeutics, Inc. 2024 Equity Incentive Plan to, among other things, increase the number of shares of our Class A Common Stock reserved for issuance by approximately 8% of our outstanding shares and remove the annual limit of 2,407,100 shares (after giving effect to the 1:10 reverse stock split effected on October 4, 2024) from the “evergreen” provision.

	•	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 16, 2026 Only stockholders of record as of April 16, 2026 are entitled to notice of and to vote at the annual meeting.

Important Notice Regarding Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement, the notice of annual meeting, the form of proxy and our annual report, is first being sent or given on April 21, 2026 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 21, 2026 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions online, by telephone or by mail as soon as possible.

By order of the Board of Directors,

Nicholas A. Saccomano, Ph.D.
President and Chief Executive Officer

6707 Winchester Cir #400, Boulder, CO 80301
April 21, 2026

ONKURE THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time
This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2026 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OKUR2026, where you will be able to listen to the annual meeting live, submit questions and vote online by entering the control number on your Notice of Internet Availability or proxy card.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
What is OnKure Therapeutics, Inc.’s relationship to Reneo Pharmaceuticals, Inc.? What is the Merger?
On October 4, 2024 (the “Closing Date”), the Delaware corporation formerly known as “Reneo Pharmaceuticals, Inc.” (“Reneo”) completed a merger pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the “Merger Agreement”), by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo, and OnKure, Inc., a Delaware corporation (“Legacy OnKure”).
Pursuant to the Merger Agreement, on the Closing Date, (i) Reneo effected a reverse stock split of Reneo’s issued common stock at a ratio of 1:10, (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as Class A Common Stock or Class B Common Stock, and (iv) Merger Sub I merged with and into Legacy OnKure (the “Merger”), with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure became a wholly owned subsidiary of OnKure Therapeutics, Inc. Legacy OnKure was subsequently merged into OnKure Therapeutics, Inc.
Unless the context otherwise requires, “OnKure,” “we,” “us,” “our,” and the “Company” refer to OnKure Therapeutics, Inc. All references herein to the “Board” refer to the board of directors of OnKure Therapeutics, Inc.
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board for use at the 2026 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, May 20, 2026 at 9:00 a.m. Eastern Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OKUR2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. Stockholders will not be permitted to attend the meeting in person.
The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement, the notice of annual meeting, the form of proxy and our annual report, is first being sent or given on April 21, 2026 to all stockholders of record as of the close of business on April 16, 2026. The proxy materials and our annual report can be accessed as of April 21, 2026 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•	the election of three Class II directors to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified; and
•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•
the amendment and restatement of the OnKure Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to, among other things, increase the number of shares of our common stock reserved for issuance by approximately 8% of our outstanding shares and remove the annual limit of 2,407,100 shares (after giving effect to the 1:10 reverse stock split effected on October 4, 2024) from the “evergreen” provision.

As of the date of this proxy statement, our management and our Board was not aware of any other matters to be presented at the annual meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•	“FOR” the election of each director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•
“FOR” the amendment and restatement of the 2024 Plan to, among other things, increase the number of shares of our common stock reserved for issuance by approximately 8% of our outstanding shares and remove the annual limit of 2,407,100 shares (after giving effect to the 1:10 reverse stock split effected on October 4, 2024) from the “evergreen” provision.

Who is entitled to vote at the annual meeting?
Holders of our Class A Common Stock (“Class A Common Stock”) as of the close of business on April 16, 2026, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 40,395,480 shares of our Class A Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m. Mountain Time at our principal executive offices located at 6707 Winchester Cir #400, Boulder, CO 80301 by contacting our Corporate Secretary.

How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the votes of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. With respect to each director nominee, you may (i) vote FOR the election of such director nominee or (ii) WITHHOLD the authority to vote for the election of such nominee. Any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•
Proposal No. 2: The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal.

•
Proposal No. 3: The approval of the amendment and restatement of the 2024 Plan requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal.

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws (our “Bylaws”) and Delaware law. The presence, by remote communication or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum is present, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock, you may vote in one of the following ways:
•
by internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 2, 2026 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website);

•
by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 2, 2026 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•
by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OKUR2026, where you may vote during the meeting (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website to follow the included instructions).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	“FOR” the election of each director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•
“FOR” the amendment and restatement of the 2024 Plan to, among other things, increase the number of shares of our common stock reserved for issuance by approximately 8% of our outstanding shares and remove the annual limit of 2,407,100 shares (after giving effect to the 1:10 reverse stock split effected on October 4, 2024) from the “evergreen” provision.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will only have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on any proposals which are considered non-routine matters absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters (including because you have not specified how your shares are to be voted or failed to provide timely directions), then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock, you can change your vote or revoke your proxy before the annual meeting by:
•	entering a new vote by internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•
delivering a written notice of revocation to our Corporate Secretary at OnKure Therapeutics, Inc., 6707 Winchester Circle #400, Boulder, CO 80301, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending virtually and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only. Stockholders will not be permitted to attend in person.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OKUR2026. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Eastern Time and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Nicholas A. Saccomano, our President and Chief Executive Officer, Jason Leverone, our Chief Financial Officer, and Rogan Nunn, our Corporate Secretary and General Counsel, or any of them, each with the power to appoint his substitute, have been designated as proxy holders for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact the Company’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at 718-921-8300, or by mail at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the internet at https://equiniti.com/us/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to disclose preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials and our annual report on the internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials and annual reports in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials and our annual report on the internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
OnKure Therapeutics, Inc.
Attention: Investor Relations
6707 Winchester Cir. #400
Boulder, CO 80301
Tel: (720) 307-2892
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the proposal must be received by our Corporate Secretary at our principal executive offices on or before December 22, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 and Rule 14a-19 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
OnKure Therapeutics, Inc.
Attention: Corporate Secretary
6707 Winchester Cir. #400
Boulder, CO 80301
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our Corporate Secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our principal executive offices:
•	no earlier than 8:00 a.m. Mountain Time on February 3, 2027, and
•	no later than 5:00 p.m. Mountain Time on March 5, 2027.

In the event that we hold our 2027 annual meeting more than 30 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our Corporate Secretary at our principal executive offices:
•	no earlier than 8:00 a.m. Mountain Time on the 120th day prior to the day of our 2027 annual meeting, and
•
no later than 5:00 p.m. Mountain Time on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of such stockholder’s intention to present a proposal or nomination at an annual meeting of stockholders does not appear to present such stockholder’s proposal or nomination at such annual meeting, then we are not required to present the proposal or nomination, as applicable, for a vote at such annual meeting.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our Board currently consists of eight directors, four of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
On March 27, 2026, we entered into a securities purchase agreement (the “2026 PIPE Purchase Agreement”) with certain institutional accredited investors, pursuant to which we sold equity securities in a private placement for gross proceeds of approximately $150.0 million. Pursuant to the 2026 PIPE Purchase Agreement, AI Biotechnology LLC (“AIB”) has the right to designate one individual to be nominated and recommended for election by the Board, subject to any applicable limitations imposed by Delaware General Corporation Law (the “DGCL”), the Board’s fiduciary duties to our stockholders, and any other applicable law, for as long as AIB and its affiliates continue to hold at least 50% of the securities purchased by AIB pursuant to the 2026 PIPE Purchase Agreement, as adjusted for stock splits, recapitalizations and other similar events. Effective March 27, 2026, following the designation by AIB, our Board elected Dr. Liam Ratcliffe to serve as a Class I director.
The following table sets forth the names, ages as of March 31, 2026, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
R. Michael Carruthers(1)	II	68	Director	2024	2026	2029
Valerie M. Jansen, M.D., Ph.D.(3)	II	48	Director	2024	2026	2029
Edward T. Mathers(1)(2)	II	65	Director	2017	2026	2029
Continuing Directors
Isaac Manke, Ph.D.	I	49	Director	2024	2028	—
Nicholas A. Saccomano, Ph.D.	I	67	Chief Executive Officer, President and Director	2024	2028	—
Liam Ratcliffe, M.D., Ph.D.	I	62	Director	2026	2028	—
Michael Grey	III	73	Director	2017	2027	—
Andrew Phillips, Ph.D.(1)(2)(3)	III	55	Director and Chairperson of the Board	2024	2027	—

(1)	Member of the Audit Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Nominating and Corporate Governance Committee of the Board
Nominees for Director
R. Michael Carruthers has been a member of the Board since the closing of the Merger and previously served on the Legacy OnKure board of directors since March 2021. Mr. Carruthers served as the Chief Financial Officer of Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a publicly traded biopharmaceutical company, from September 2020 until November 2025. Mr. Carruthers consulted as Chief Financial Officer of OnKure between March 2019 and May 2021, and served on the board of directors of Elevation Oncology (NASDAQ: ELEV), a publicly traded biopharmaceutical company, from May 2021 until it was acquired by Concentra Biosciences, LLC in August 2025. Mr. Carruthers previously served as Chief Financial Officer of Brickell Biotech, Inc., a publicly traded biopharmaceutical company, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a publicly traded biopharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, he served as Chief Financial Officer of Array BioPharma Inc. a publicly traded biopharmaceutical company. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and a Senior Auditor with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at

Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago. Our Board believes Mr. Carruthers is qualified to serve on the Board because of his experience serving as chief financial officer for publicly traded biopharmaceutical companies and his extensive knowledge of corporate finance and strategic planning.
Valerie M. Jansen, M.D., Ph.D. joined the Board in connection with the closing of the Merger. She previously served as the Chief Medical Officer of Elevation Oncology, Inc. (NASDAQ: ELEV) from October 2021 to March 2025 and as the Vice President of Clinical Development from April 2021 to October 2021. Prior to that, she served as Executive Medical Director of Mersana Therapeutics (NASDAQ: MRSN) from January 2020 to April 2021. Prior to Mersana Therapeutics, Dr. Jansen was employed at Eli Lilly and Company (NYSE: LLY), where she served as Senior Medical Advisor from September 2017 to January 2020. Prior to Eli Lilly, Dr. Jansen was employed at the Vanderbilt University Medical Center from July 2010 to July 2018 serving, most recently, as Adjunct Instructor in Medicine. Dr. Jansen received a B.A. in Chemistry from Maryville College, a Ph.D. in Molecular Sciences from the University of Tennessee Health Science Center and an M.D. from the University of Chicago Pritzker School of Medicine. Our Board believes Dr. Jansen is qualified to serve on our Board because of her experience serving as chief medical officer and other clinical development roles for biopharmaceutical companies.
Edward T. Mathers has been a member of the Board since the closing of the Merger and previously served as a member of Reneo’s board of directors from December 2017 until the closing of the Merger. Mr. Mathers is Partner at New Enterprise Associates, Inc. (NEA), a private venture capital firm focusing on technology and healthcare investments. Mr. Mathers serves on the board of directors of the following publicly traded life science companies: Trevi Therapeutics, Inc. (NASDAQ: TRVI) since July 2017, Rhythm Pharmaceuticals, Inc. (FSE: 1RV.F) since March 2010, Synlogic, Inc. (NASDAQ: SYBX) since October 2012, Senti Biosciences, Inc. (NASDAQ: SNTI) since July 2016 and MBX Biosciences, Inc. (NASDAQ: MBX) since July 2020. Mr. Mathers previously served on the board of directors of the following publicly traded companies: Inozyme Pharma, Inc. (NASDAQ: INZY) from January 2017 to July 2025, ObsEva SA (OTC: OBSEF) from November 2015 to June 2023, Mirum Pharmaceuticals, Inc. (NASDAQ: MIRM) from November 2018 to September 2022, Akouos, Inc. from October 2017 to December 2022. From 2002 to 2008, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. Before Joining MedImmune in 2002, Mr. Mathers was Vice President, Marketing and Corporate Licensing and Acquisitions at Inhale Therapeutic Systems, a biotechnology company. Previously, Mr. Mathers spent 15 years a Glaxo Wellcome, Inc. (GlaxoSmithKline), where he held various sales and marketing positions. Mr. Mathers received a B.S. in Chemistry from North Carolina State University. Our Board believes that Mr. Mathers’ experience as a venture capitalist, as an executive and in business development and his experience in serving on the board of directors for several public and private pharmaceutical and life sciences companies qualifies him to serve on our Board.
Continuing Directors
Isaac Manke, Ph.D. has served as our Senior Vice President, Business Development since February 2026 and a member of the Board since the closing of the Merger. He previously served on the Legacy OnKure board of directors since March 2021. Dr. Manke has more than 15 years of experience in the life science industry as an investor, research analyst, consultant and scientist. Dr. Manke served as a General Partner at Acorn Bioventures, where he focused on investing in small cap public and private biotechnology companies, from April 2020 to July 2025. Prior to Acorn, Dr. Manke spent 11 years at New Leaf Venture Partners (NLV) through 2019. In addition to private venture investments, during his time at NLV, he also led the firm’s public investment activities. Dr. Manke has been a board member for several biotechnology companies, including Q32 Bio Inc. (NASDAQ: QTTB) since October 2020, True North Therapeutics (acquired by Bioverativ), Karos Pharmaceuticals (acquired by an undisclosed company), and Addex Therapeutics Ltd (NASDAQ: ADXN) since 2016. Dr. Manke holds a B.A. in biology and a B.A. in chemistry from Minnesota State University (Moorhead), and a Ph.D. in biophysical chemistry and molecular structure from the Massachusetts Institute of Technology. Our Board believes Dr. Manke is qualified to serve on our Board because of his education and his experience in the life sciences industry and in venture capital.
Nicholas Saccomano, Ph.D. has served as our Chief Executive Officer and President and a member of the Board since the closing of the Merger. He previously served as Legacy OnKure’s Chief Executive Officer since September 2023, as President since May 2024, and as a member of the Legacy OnKure board of directors since March 2021. Dr. Saccomano has over 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Prior to joining Legacy OnKure, he was the Chief Science Officer at Pfizer Inc.’s Boulder facility (previously Array BioPharma, Inc. prior to its acquisition by Pfizer, Inc. in 2019) from August 2019 to January 2022, the Chief Scientific Officer at Array BioPharma Inc. from May 2014 to August 2019, and the Chief Technology Officer at SomaLogic from July 2009 to May 2014. Dr. Saccomano currently serves on the board of directors of BioLoomics, Inc., Kestrel Therapeutics, Inc., and Modulo Bio, Inc. Dr. Saccomano holds a B.S. from the State University of New York at Buffalo and a Ph.D. in organic chemistry from Columbia University. Our Board believes Dr. Saccomano is qualified to serve on our Board because of his role as our President and Chief Executive Officer and his extensive leadership and operational experience within the pharmaceutical and biotech industries.
Liam Ratcliffe, M.D., Ph.D. has been a member of the Board since March 2026. He is currently the Head of Biotechnology at Access Industries, a privately-held multi industry investment group based in New York that invests in private and public companies. He leads Access Biotechnology investment strategy, a strategy which is broad, long term and aims to enable innovative therapeutic platforms and products across three key stages: company foundation; technology translation and company expansion. Dr. Ratcliffe previously served as a Managing Director at New Leaf Venture Partners and concentrated on biopharmaceutical investing. Dr. Ratcliffe joined New Leaf in September 2008. Dr. Ratcliffe also served as Senior Vice President and Development Head for Pfizer Neuroscience, as well as Worldwide Head of Clinical Research and Development. Dr. Ratcliffe worked for Pfizer for a total of 12 years. Dr. Ratcliffe has been a board member of several biotherapeutics companies, including Disc Medicine Inc. (NASDAQ: Iron) since November 2020. Dr. Ratcliffe received his medical degree and Ph.D. degree in immunology from the University of Cape Town and his M.B.A. degree from the University of Michigan. Our Board believes Dr. Ratcliffe is qualified to serve on our Board because of his experience as a venture capitalist, as an executive and in business development and his experience in serving on the board of directors for several public and private pharmaceutical and life sciences companies. As disclosed above, Dr. Ratcliffe serves on our Board as a designee of AIB.
Michael Grey has been a member of the Board since the closing of the Merger. He previously served as Executive Chairman of Reneo’s board of directors from December 2017 until the closing of the Merger, and as Chairman of Reneo’s board of directors and Reneo’s Chief Executive Officer from September 2014 to December 2017. Mr. Grey has served as the Executive Chairman of the board of the following life science companies: Spruce Biosciences, Inc. (NASDAQ: SPRB) since March 2018, Plexium, Inc., a private company, since August 2020, and Theolytics Ltd., a private company, since November 2023. Mr. Grey has served as Chairman of Alethio Therapeutics, Ltd., a private company, since September 2025 and Sorriso Pharmaceuticals, Inc., a private company, since April 2022 and as Chief Executive Officer from April 2021 to April 2022. Additionally, Mr. Grey previously served in the below listed capacities for the following life science companies: Executive Chairman and Chief Executive Officer of Mirum Pharmaceuticals, Inc. (NASDAQ: MIRM) from May 2018 to March 2019, Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private company, from September 2014 to December 2017 and then as Executive Chairman from January 2018 until April 2020, and as Executive Chairman of Curzion Pharmaceuticals, Inc., a private company, from May 2019 to April 2020. Mr. Grey has served on the board of directors of Mirum Pharmaceuticals since May 2018 and as Chair since March 2019. Mr. Grey also previously served on the board of directors of the following publicly traded life science companies: BioMarin Pharmaceuticals (NASDAQ: BMRN) from December 2005 until May 2021, Horizon Therapeutics plc (NASDAQ: HZNP) from January 2011 until October 2023, and Mirati Therapeutics Inc. from November 2014 to June 2021. Mr. Grey has also served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc., and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom. Our Board believes that Mr. Grey’s extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualify him to serve on our Board.

Andrew Phillips, Ph.D. has been a member of the Board since the closing of the Merger and previously served on the Legacy OnKure board of directors since March 2021. He was appointed as Chairman in connection with the closing of the Merger. Dr. Phillips has served as President and Chief Executive Officer of Aleksia Therapeutics, Inc., a biotechnology company, and Nexo Therapeutics, Inc., a biotechnology company, since August 2022. Previously, Dr. Phillips served as a Managing Director at Cormorant Asset Management, an investment manager, from August 2020 to August 2022. Dr. Phillips also served on the board of directors of Enliven Therapeutics, Inc. (NASDAQ: ELVN) from December 2020 to January 2026, and has served on the board of directors of MoonLake Immunotherapeutics, Inc. (NASDAQ: MLTX), since April 2021. He has also served as the Chief Financial Officer of Helix Acquisition Corp. from April 2021 to April 2022, and since June 2021, he has served as Chief Executive Officer of Blossom Bioscience Ltd. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc. (NASDAQ: CCCC), a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010, he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in biochemistry and a Ph.D. in chemistry from the University of Canterbury in New Zealand. Our Board believes Dr. Phillips is qualified to serve on our Board because of his extensive experience in the biotechnology industry, his education and his leadership experience as a senior executive.
Director Independence
Our Class A Common Stock is listed on Nasdaq. As required under Nasdaq listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. A director will only qualify as an independent if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Nasdaq listing rules applicable to compensation committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that R. Michael Carruthers, Valerie Jansen, Edward Mathers, Andrew Phillips, and Liam Ratcliffe, representing five of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Dr. Saccomano is not considered an independent director because of his position as our Chief Executive Officer and President. Mr. Grey is not considered an independent director because of his recent former service as Reneo’s Executive Chairman. Dr. Manke is not considered an independent director because of his position as our Senior Vice President, Business Development since February 2026.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Our corporate governance framework provides our Board flexibility to determine the appropriate leadership structure for us, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our Board considers many factors, including the needs of the business, our Board’s assessment of its leadership needs from time to time and the best interests of our stockholders.

Our Board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson ensures that our Board’s time and attention are focused on providing independent oversight of management and matters critical to our company.
Andrew Phillips currently serves as the chairperson of the Board. The Board believes that Dr. Phillips’s understanding of our business, industry expertise, as well as leadership and governance experience, enable Dr. Phillips to lead our Board effectively.
Role of Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. One of the key functions of our Board is informed oversight of our risk management process. Our executive officers are responsible for the day-to-day management of the material risks we face, while our Board, as a whole and assisted by its committees, administers its oversight function.
Our Board has tasked designated standing committees with oversight of certain categories of risk management. The Audit Committee of our Board (the “Audit Committee”) assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity, and also discusses with management and the independent auditor, among other things, guidelines and policies with respect to risk assessment and risk management. The Compensation Committee of our Board (the “Compensation Committee”) assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.
Our Board believes its current leadership structure supports the risk oversight function of the Board.
Committees of the Board
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a charter, which is available at investors.onkuretherapeutics.com. The Board may establish other committees from time to time.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our consolidated financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee is responsible for the following activities, among other things:
•	select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;
•	review and pre-approve the scope and plans for the audits and the audit fees and pre-approve all non-audit and tax services to be performed by the independent auditor;
•	evaluate the independence and qualifications of our independent registered public accounting firm;
•
review our consolidated financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews, including a review of our disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discussion in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•	review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•	discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;

•	oversee the design, implementation and performance of our internal audit function, if any;
•	set hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversee compliance with such policies;
•	review, approve and monitor related party transactions;
•
adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	review and discuss with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•
review and discuss with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including the oversight of risks from cybersecurity threats.

The members of the Audit Committee are R. Michael Carruthers, Andrew Phillips and Edward Mathers. R. Michael Carruthers is the Chair of the Audit Committee and is a financial expert under the rules of the SEC. To qualify as independent to serve on the Audit Committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from us, other than for service as a director, or be an affiliated person of us. The composition of the Audit Committee complies with the applicable requirements of the rules and regulations of Nasdaq and the SEC. The Audit Committee met four times during the fiscal year. References to the “Audit Committee” in this proxy statement refer to our Audit Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Board has adopted a written charter of the Audit Committee that is available to stockholders on our website at investors.onkuretherapeutics.com.
Compensation Committee
The Compensation Committee is responsible for the following activities, among other things:
•	review, approve or make recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;
•	review, approve and administer our employee benefit and equity incentive plans;
•	establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;
•	determine or make recommendations to the Board regarding non-employee director compensation; and
•	approve or make recommendations to the Board regarding the creation or revision of any clawback policy.
The members of the Compensation Committee are Andrew Phillips and Edward Mathers. Dr. Phillips is the Chair of the Compensation Committee. Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. The composition of the Compensation Committee complies with the applicable requirements of the rules and regulations of Nasdaq. The Compensation Committee met three times during the fiscal year. References to the “Compensation Committee” in this proxy statement refer to our Compensation Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Compensation Committee has adopted a written charter that is available to stockholders on our website at investors.onkuretherapeutics.com.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee has responsibility for the following activities, among other things:
•	review and assess and make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of Board members;
•	identify, evaluate, select or make recommendations to the Board regarding nominees for election to the Board;

•	develop policies and procedures for considering stockholder nominees for election to the Board;
•	review our succession planning process for our chief executive officer and any other members of our executive management team;
•	review and make recommendations to the Board regarding the composition, organization and governance of the Board and its committees;
•	review and make recommendations to the Board regarding our corporate governance guidelines and corporate governance framework;
•	oversee director orientation for new directors and continuing education for the Board;
•	oversee the evaluation of the performance of the Board and its committees;
•
review and monitor compliance with our code of business conduct and ethics, and review conflicts of interest of the director and officers other than related party transactions reviewed by the Audit Committee; and

•	administer policies and procedures for communications with the non-management members of the Board.
The members of the Nominating and Corporate Governance Committee are Andrew Phillips and Valerie M. Jansen. Dr. Phillips is the Chair of the Nominating and Corporate Governance committee. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under, and complies with, any applicable requirements of the rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee met once during the 2025 fiscal year. References to the “Nominating and Corporate Governance Committee” in this proxy statement refer to our Nominating and Corporate Governance Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at investors.onkuretherapeutics.com.
It is the responsibility of the Nominating and Corporate Governance Committee to adopt a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for membership on the Board, the Nominating and Corporate Governance Committee will canvass its members and our management team for potential candidates for the Board. The Nominating and Corporate Governance Committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our Corporate Secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board apprised of its discussions with potential nominees, and the names of potential nominees received from our current directors, management and stockholders, if the stockholder notice of nomination is timely made.
Although the Board has not adopted a fixed set of minimum qualifications for candidates for membership on the Board, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of a potential member, such as the candidate’s character, professional ethics and integrity, judgment, business acumen, education, professional background and field of expertise including industry or academic experience in the pharmaceutical and biotechnology fields, experience in corporate governance and management, understanding of our business, the reasonable availability of the potential member to devote time to our affairs, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes it is essential that Board members come from a variety of backgrounds and experiences.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall contributions to us and the Board during their terms, including level of attendance, level of participation, quality of performance and contribution to the Board’s responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the Board by majority vote.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Corporate Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate. Stockholders may also nominate candidates directly for election to the Board at our annual meeting of stockholders by following the notice, deadline and other requirements set forth in our Bylaws. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder.
In 2025, the Nominating and Corporate Governance Committee did not pay any fees to assist in the process of identifying or evaluating director candidates.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2025, our Board held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served and (ii) the total number of meetings held by all committees on which such director served during the periods that such director served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Last year, all of our directors who were directors at the time attended the 2025 Annual Meeting of Stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, and business experience, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board.
If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information or reliance on the knowledge of the members of the committee, Board or management.

As described above, under the terms of the 2026 PIPE Purchase Agreement, AIB has the right to designate one individual to be nominated and recommended for election by the Board.
After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.
Stockholder Recommendations and Nominations to our Board
Our Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our Bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our Corporate Secretary at OnKure Therapeutics, Inc., 6707 Winchester Cir. #400, Boulder, CO 80301, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our Bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our Bylaws and the rules and regulations of the SEC and should be sent in writing to our Corporate Secretary at the address above. To be timely for our 2027 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the deadlines discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” in the “question and answer” portion of this proxy statement.
Communications with the Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our Legal Department by mail to our principal executive offices at OnKure Therapeutics, Inc., 6707 Winchester Cir. #400, Boulder, CO 80301. Our Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) relate to matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Insider Trading Policy and Policy Prohibiting Hedging or Pledging of Securities
We have adopted an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, and that is designed to promote compliance with insider trading laws, rules and regulations.
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account. In addition, with regard to our trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general.
We maintain a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.
Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at investors.onkuretherapeutics.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this proxy statement.
If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K.
Director Compensation
Dr. Saccomano is our only director who was an employee director during 2025. See the section titled “Executive Compensation” for information about Dr. Saccomano’s compensation.
The following table presents the total compensation that each of our then non-employee directors received during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)	Total ($)
Isaac Manke, Ph.D.	60,497	16,294	—	76,791
R. Michael Carruthers	55,000	16,294	—	71,294
Andrew Phillips, Ph.D.	87,500	16,294	—	103,794
Valerie M. Jansen, M.D., Ph.D.	44,000	16,294	—	60,294
Michael Grey	40,000	16,294	—	56,294
Edward Mathers	44,998	16,294	—	61,292
Liam Ratcliffe, Ph.D.(3)	—	—	—	—

(1)	Dr. Manke and Mr. Mathers elected to receive Retainer Awards for services provided as a non-employee director in fiscal year 2025. See RSU Award in Lieu of Cash Retainers discussed below.
(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted during 2025, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 11 to our audited financial statements on Form 10-K filed with the SEC on March 12, 2026. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon vesting, settlement or exercise of equity awards or the sale of the common stock underlying such equity awards.

(3)	Dr. Ratcliffe was not a director during the fiscal year ended December 31, 2025, so he did not receive any compensation.

The following table lists all outstanding stock and option awards held by then non-employee directors as of December 31, 2025.

Name	Number of Shares Underlying Outstanding RSU Awards	Number of Shares Underlying Outstanding Options
Isaac Manke, Ph.D.	—	22,950
R. Michael Carruthers	1,271	26,034
Andrew Phillips, Ph.D.	—	22,950
Valerie M. Jansen, M.D., Ph.D.	—	22,950
Michael Grey	—	47,886
Edward Mathers	—	27,850
Liam Ratcliffe, M.D., Ph.D.	—	—

Director Compensation Policy
In 2024, the compensation committee of the Legacy OnKure board of directors retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a third-party compensation consultant, to provide the Legacy OnKure board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our non-employee directors. Based on the discussions with and assistance from the compensation consultant with Legacy OnKure’s compensation committee, in connection with the Merger, the Legacy OnKure board of directors and the Reneo board of directors approved an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors, with the Outside Director Compensation Policy becoming effective as of immediately prior to the Effective Time. The Outside Director Compensation Policy was ratified by the Board following the closing of the Merger.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for non-employee directors following the closing of the Merger:
•	$40,000 per year for service as a non-employee director;
•	$30,000 per year for service as non-employee Chair of the Board;
•	$15,000 per year for service as Chair of the Audit Committee;
•	$7,500 per year for service as a member of the Audit Committee;
•	$10,000 per year for service as Chair of the Compensation Committee;
•	$5,000 per year for service as a member of the Compensation Committee;
•	$8,000 per year for service as Chair of the Nominating and Corporate Governance Committee; and
•	$4,000 per year for service as a member of the Nominating and Corporate Governance Committee.
In February 2026, the Board approved an increase to the cash retainer for members of the Compensation Committee to $6,000 per year for service and an increase to the cash retainer for the Chair of the Compensation Committee to $12,000 per year for service.
RSU Award in Lieu of Cash Retainers
Under the Outside Director Compensation Policy, a non-employee director may elect to convert 100% of his or her retainer fees with respect to services to be performed in a future fiscal year (or portion of a fiscal year with respect to certain initial elections) into an award of RSUs (a “Retainer Award”), in accordance with the election procedures under the Outside Director Compensation Policy, and in addition, (i) individuals who were non-employee directors as of immediately following the closing of the Merger has the option to make such election with respect to retainer fees payable for services provided as a non-employee director in fiscal year 2024, and (ii) individuals who become non-employee directors following the closing of the Merger may make such election with respect to retainer fees payable for services provided as a non-employee director for their initial year of service as a non-employee director.

Retainer Awards will be granted automatically on the last day of the fiscal quarter to which such election relates, subject to continued service through such date. The number of shares subject to a Retainer Award will be determined by dividing (x) the aggregate annual amount of cash fees described above applicable to the non-employee director as of the last day of the applicable fiscal quarter for which the non-employee director receives the Retainer Award, by (y) the fair market value of a share of our Class A Common Stock on the date of grant of the Retainer Award (which, under the OnKure Therapeutics, Inc. 2024 Equity Incentive Plan (the “Plan”) generally is the closing sales price of a share of our Class A Common Stock on the date of the grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported)). Each Retainer Award will be fully vested as of the date of grant.
Dr. Manke and Mr. Mathers elected to receive Retainer Awards for services provided as a non-employee director in fiscal year 2025.
Equity Compensation
Closing Award. Each individual serving as a non-employee director as of immediately following the Effective Time was granted an award of stock options to purchase 15,300 shares of Class A Common Stock (the “Closing Award”). The Closing Award was granted automatically on the date of the closing of the Merger. Each Closing Award is scheduled to vest in equal monthly installments over the next 36 months on the same day of each relevant month as the applicable vesting date, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date. The Closing Awards were not permitted to be exercised prior to the time that a Registration Statement on Form S-8 relating to the issuance of our Class A Common Stock under the Plan became effective, which occurred on December 9, 2024.
Initial Award. Each individual who first becomes a non-employee director following the closing of the Merger will receive, on the first trading day on or after the date on which such individual first becomes a non-employee director, an award of stock options to purchase 15,300 shares of our Class A Common Stock (an “Initial Award”), provided that if an individual was an employee director, becoming a non-employee director due to termination of the individual’s status as an employee will not entitle such individual to an Initial Award. Further, such stock options were not permitted to be exercised prior to the time that a Registration Statement on Form S-8 relating to the issuance of our Class A Common Stock under the Plan became effective, which occurred on December 9, 2024. Each Initial Award will be scheduled to vest as to 1/36th of the shares subject to the Initial Award each month following the Initial Award’s grant date on the same day of the month as such grant date (or on the last day of the month, if there is no corresponding day in such month), in each case subject to continued services through the applicable vesting dates.
Annual Award. On the first trading day immediately following each Annual Meeting of our stockholders (an “Annual Meeting”) that occurs after the closing of the Merger, each non-employee director will receive an award of stock options to purchase 7,650 shares of our Class A Common Stock (the “Annual Award”). If an individual commenced service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then after the closing of the Merger), then such Annual Award will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting (with any resulting fractional share rounded down to the nearest whole share). The Annual Award will be scheduled to vest in full on the earlier of the one-year anniversary of the Annual Award’s grant date or the day immediately prior to the date of the next Annual Meeting that occurs after the Annual Award’s grant date, subject to continued services through the applicable vesting dates.
Change in Control. In the event of a change in control (as defined in the Plan), each non-employee director’s then-outstanding equity awards that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through immediately prior to such change in control.
Other Award Terms. Each Retainer Award, Closing Award, Initial Award and Annual Award will be granted under the Plan (or its successor plan, as applicable) and applicable forms of award agreement under such plan. Other than Retainer Awards, awards will have a maximum term to expiration of ten years from their grant and a per-share exercise price equal to 100% of the fair market value of a share of our Class A Common Stock on the award’s grant date.

Director Compensation Limits. The Outside Director Compensation Policy will provide that in any fiscal year, a non-employee director may be granted equity awards (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit) and be provided any cash retainers or fees with an aggregate value of no more than $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director), or provided before the closing of the Merger, will not count toward this annual limit. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS
Our Board currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, R. Michael Carruthers, Valerie M. Jansen, M.D., Ph.D. and Edward T. Mathers as nominees for election as Class II directors at the annual meeting. If elected, each of Mr. Carruthers, Dr. Jansen and Mr. Mathers will serve as a Class II director until the 2029 annual meeting of stockholders and until their respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Carruthers, Dr. Jansen and Mr. Mathers have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy.
Vote Required
Each director is elected by a plurality of the votes of the shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR
NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
At the annual meeting, we are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment of KPMG, then our Audit Committee may reconsider the appointment. One or more representatives of KPMG are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
On November 7, 2024, Ernst & Young LLP (“EY”) was dismissed as our independent registered public accounting firm. The decision to dismiss EY was approved by the Audit Committee.
The reports of EY on Reneo’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2022 audit report contained an explanatory paragraph regarding our ability to continue as a going concern.
During our fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through November 7, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
We provided EY with a copy of the foregoing disclosures and requested EY to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of EY’s letter to the SEC dated November 7, 2024 regarding these statements is filed as Exhibit 16.1 to our Current Report on Form 8-K, which we filed with the SEC on November 7, 2024. We have also furnished to EY the disclosures made in this Proposal No. 2. Representatives of EY are not expected to be present at the annual meeting.
KPMG served as the independent registered public accounting firm of Legacy OnKure prior to the consummation of the Merger. On November 7, 2024, the Audit Committee engaged KPMG as our independent registered public accounting firm.
During Legacy OnKure’s fiscal years ended December 31, 2023 and 2022 and the subsequent period from January 1, 2024 to September 30, 2024, neither Legacy OnKure nor anyone on its behalf consulted KPMG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Legacy OnKure’s financial statements, and neither a written report nor oral advice was provided to Legacy OnKure that KPMG concluded was an important factor considered by Legacy OnKure in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees billed, or expected to be billed, to us by KPMG and EY for the fiscal years ended December 31, 2025 and December 31, 2024:

	2025	2024(5)	2024(6)
Audit Fees(1)	$382,500	$595,000	$275,300
Audit-related Fees(2)	—	—	15,000
Tax Fees(3)	85,305	—	—
All Other Fees(4)	—	23,985	—
Total Fees	$467,805	$618,985	$290,300

(1)
Audit Fees include fees for the (i) audit of the consolidated financial statements included in our Form 10-K for our fiscal years ended December 31, 2025, and December 31, 2024, (ii) review of Legacy OnKure’s interim financial statements included on Forms S-4, S-1 and 8-K and (iii) attest, consent and review services normally provided by the accountant in connection with SEC filings.

(2)	Audit-related Fees include fees for accounting consultations.
(3)	Consists of tax fees in connection with tax compliance.
(4)	Consists of non-audit fees in connection with accounting research.
(5)	Represents fees from KPMG for audit of fiscal year 2024.
(6)	Represents fees from EY for audit of fiscal year 2024.
All fees described above were approved by the Audit Committee.
Auditor Independence
In 2025, there were no other professional services provided by KPMG, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of KPMG.
Pre-Approval Policies and Procedures
The above services performed by the independent registered public accounting firm were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services that our independent registered public accounting firm may perform. The policy also requires that our independent registered public accounting firm provide in writing:
•	an annual description of all relationships between the independent registered public accounting firm and the client that may reasonably be thought to bear on independence;
•	confirmation that, in the independent registered public accounting firm’s professional judgment, it is independent of the client under SEC requirements; and
•	discussion of its independence and the potential effects on its independence of performing any non-audit related services.
The services expected to be performed by our independent registered public accounting firm during the subsequent fiscal year are presented to the Audit Committee for pre-approval. Any pre-approval must describe, in writing, the particular service or category of services.
Requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. If the Chair is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The Chair or the other members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
The Audit Committee pre-approved all audit related services rendered in 2025 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL
YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited consolidated financial statements with management and KPMG;
•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee:
R. Michael Carruthers (Chair)
Andrew Phillips, Ph.D.
Edward Mathers
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically request that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3:

APPROVAL OF THE ONKURE THERAPEUTICS, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN
We are seeking stockholder approval to amend and restate our 2024 Equity Incentive Plan (the “2024 Plan,”), which was originally adopted by our Board and approved by our stockholders in September 2024 in connection with the Merger and ratified by our Board following the completion of the Merger.
We are asking our stockholders to approve an amended and restated 2024 Plan (the “Restated Plan”) to (1) provide for a one-time increase to the number of shares of our common stock reserved for issuance under the Restated Plan by approximately 8% of our outstanding shares (3,231,638 shares), (2) amend the annual “evergreen” provision to remove the annual limit of 2,407,100 shares (which, prior to the 1:10 reverse stock split effected on October 4, 2024, had been 24,071,000 shares), and (3) add a limit on the number of shares that can be issued as incentive stock options under the Restated Plan.
As discussed elsewhere in this proxy statement, the Company completed the 2026 PIPE Financing on March 31, 2026, in which the Company sold 26,713,638 shares to the 2026 PIPE Investors. While the 2026 PIPE Financing was an important financing mechanism for the Company, the issuance of shares of our common stock was dilutive to our stockholders and equity award holders. The result of this dilution on our equity program is that an award granted after the 2026 PIPE Financing must cover more shares to provide the recipient a similar amount of value as compared to an award made before the 2026 PIPE Financing. After providing annual refresh grants for 2026, the Company has only approximately 157,255 shares remaining available for future grants under the 2024 Plan. Further, the ownership levels of our current employees and other service providers have fallen below the 25th percentile of our peers, and without the ability to make future grants, will continue to fall behind. We believe that our stockholders are best served when our employees think like owners, and to do so, must have equity ownership at levels that are sufficient to fully and strongly align their incentives with the interests of our stockholders, and to retain them.
This limited share reserve available for future grants in our 2024 Plan will constrain our ability to grant market-competitive equity awards. The proposed Restated Plan will allow us to remain able to offer market-competitive grants to our employees and ensure meaningful retention and incentives going forward. By doing so, we can continue to use the Restated Plan to attract, retain and incentivize our talent to increase stockholder value and achieve our business goals. Without these updates, we risk undermining the emphasis on long-term incentives in our compensation programs which closely aligns our employees with the interests of our stockholders.
Based on our Compensation Committee’s recommendation, our Board adopted the Restated Plan on April 16, 2026, subject to approval from our stockholders at our Annual Meeting. If our stockholders approve this proposal, the Restated Plan will replace our 2024 Plan and become effective as of the date of stockholder approval (the “Restatement Date”). Under the guidance of our Compensation Committee and with input from our independent compensation consultant, we will continue to use our equity reserves in a responsible manner, balancing careful management of our burn rate with our need to provide competitive equity awards to drive performance and retention.
If stockholders do not approve this proposal, such amendment and restatement will not take effect, and our 2024 Plan will continue to be administered in its current form.
Material Differences Between the 2024 Plan and the Restated Plan
•	The Restated Plan includes a one-time increase of approximately 8% of our outstanding shares (3,231,638 shares) to the number of shares available for future grants under the Restated Plan.
•
The Restated Plan will no longer have a 2,407,100-share cap (which, prior to the 1:10 reverse stock split completed in October 4, 2024, had been 24,071,000 shares) in the current annual “evergreen” provision. Instead, beginning with our 2027 fiscal year, the number of shares available for issuance under the Restated Plan will be increased on the first day of each fiscal year, in an amount, subject to the adjustment provisions of the Restated Plan, equal to 5% of all classes of our common stock outstanding on the last day of the immediately prior fiscal year or such lesser number of shares determined by the administrator of the Restated Plan. The term of the 2024 Plan will remain unchanged and will expire as originally planned in October 2034 unless sooner terminated by the Company.

•
The Restated Plan includes a maximum number of shares that may be issued upon the exercise of incentive stock options under the Restated Plan of 8 million shares, which is in all cases still subject to the share reserve of the Restated Plan. The 2024 Plan met that requirement through the share reserve and the 2,407,100-share cap in the “evergreen” provision. Removing the 2,407,100-share cap in the “evergreen” provision means that, in order to be able to grant new incentive stock options in the future, we needed to provide for that maximum in a different way. The proposed maximum does not indicate that we intend to grant 8 million incentive stock options over the life of the Restated Plan.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ONKURE
THERAPEUTICS, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN.
Why Should Stockholders Vote to Approve the Restated Plan?
The Restated Plan Will Allow Us to Recruit, Incentivize and Retain the Critical Talent Needed to Achieve our Strategic Priorities and Anticipated Business Milestones
The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. We believe that a market-competitive equity program is a necessary and powerful employee incentive and retention tool that benefits our stockholders. It is vital to our ability to attract, retain and motivate outstanding and highly skilled individuals in the competitive labor markets in which we compete, and puts employees’ interests directly into alignment with those of our stockholders.
We have been disciplined in our equity usage and our annual dilution rates are low relative to our peer companies. Despite strict management of our burn rate and responsible usage of our share reserve, following the 2026 PIPE Financing, our current equity overhang (total employee ownership) has fallen to below the 25th percentile of our peer group. The one-time increase and the “evergreen” modification for which we are requesting approval are intended to be a modest request to bring our equity reserves back in line with our peers, so that we can continue to provide our employees with meaningful long-term incentives, while also maintaining an annual equity burn rate that is aligned with the market.
Our employees are core to our mission, and we recognize that the value of our equity awards has fallen behind equity compensation levels reported in the highly competitive markets in which we compete for talent. While we continue to carefully manage our cash reserves, the use of equity incentives, which reinforce stockholder alignment, remains a critical component of our pay programs. As a result, we do not believe that the shares available for issuance under the 2024 Plan will be sufficient to support our performance-based compensation philosophy which relies heavily on long-term incentives for both executives and non-executive employees.
Without the ability to grant market-based equity incentives, we will be at a disadvantage versus companies with which we directly compete for specialized and highly sought after skill sets. Absent a sufficient share reserve, we would be forced to consider cash replacement alternatives to provide market-competitive total compensation packages to our employees. These cash replacement alternatives could, among other things, reduce the cash available for investment in the ongoing development of our product pipeline, cause a loss of motivation by employees to achieve superior performance over the longer term, and reduce the incentive of employees to remain employed with us during the equity award vesting period.
We are asking our stockholders to approve the Restated Plan at our Annual Meeting so that we are able to fully support our compensation philosophy and intended equity strategy going forward.
We Have Used Our 2024 Plan Responsibly and Intend to Use the Restated Plan Responsibly
As part of the process used to determine the number of shares of common stock subject to the Restated Plan, our Compensation Committee and our Board reviewed analyses prepared by Alpine Rewards, an independent compensation consultant, which included the burn rate and overhang metrics discussed below. If approved, the 3,388,893 shares available for grant under the Restated Plan as of the Restatement Date would represent approximately 8.4% of our 40,395,480 outstanding shares of common stock as of April 1, 2026. Our Compensation Committee and our Board believe the potential dilution to stockholders is reasonable and sustainable to meet our business goals.

The Restated Plan Includes Compensation and Governance Best Practices
The Restated Plan includes provisions considered best practice for compensation and corporate governance purposes, which protect our stockholders’ interests:
•
No Single-Trigger Vesting Acceleration upon a Change in Control. In a change in control (as defined in the Restated Plan), awards will be treated in the manner determined by the administrator of the Restated Plan. The Restated Plan does not provide for automatic vesting of awards upon a change in control for executives, employees, and consultants unless the award is not assumed, substituted for, or continued. Equity awards granted to our non-employee directors that are substituted for or assumed in connection with a change in control will accelerate if the applicable non-employee director is terminated, other than upon a voluntary resignation by such non-employee director that was not requested by the acquiror. Our named executive officers and certain other employees are parties to employment agreements that provide for “double trigger” acceleration of time-based equity awards if the individual is involuntarily terminated within the period from three months prior to a change in control to one year following a change in control, subject to terms and conditions of their employment agreement including a requirement to provide a release of claims in favor of the Company.

•	No Tax Gross-ups. The Restated Plan does not provide for any tax gross-ups.
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Forfeiture Events. We have implemented a compensation recovery policy (the “Clawback Policy”) in compliance with SEC rules and applicable Nasdaq Listing Rules, and the administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award to comply with our Clawback Policy or applicable laws.

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Reasonable Outside Director Award Limits: The Restated Plan continues to include reasonable limits on the value of equity awards and cash retainers that can be awarded to a non-employee director in any fiscal year.

Our Board Considered Many Factors in Making its Recommendation
In determining and recommending the increase to the share reserve and modification to the “evergreen” provision under the Restated Plan, in addition to the factors discussed above, our Board considered the following factors.
•	Modest Overhang Impact.
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Our current level of “issued overhang” (equity awards currently held by our equity plan participants) is 8.4%, which is well below the 25th percentile of our peers (the median issued overhang for our peer group is 14.7%);

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Our current level of “total overhang” (our “all in” equity plan dilution, including both equity awards currently outstanding and shares remaining available for grant) is approximately 8.6%. This total overhang is also well below the 25th percentile of our peers, which is approximately 19.1% (the median total overhang for our peer group is 21.9%); and

•	With the addition of the requested 3,388,893 shares, our total overhang will be approximately 16.6%, which will still be below the 25th percentile of our peer group.

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Low Burn Rate. Our burn rate, which we define as the number of shares subject to equity awards granted in a year divided by the weighted average shares of common stock outstanding for 2025 of 6.0%, was positioned at the 50th percentile of our peer group in 2025, while our 2026 year-to-date burn rate will fall well below the 25th percentile of our peer group due to the 2026 PIPE Financing and limitations on our share reserve going forward.

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Responsible Budgeting and Forecasting Diligence. We are responsible when budgeting and forecasting our future equity grant needs, generally focusing our grants around the 50th percentile of peers for a competitive, but reasonable and market-based, approach. We work with independent compensation consultants to formulate an equity grant strategy that balances competitive benchmarks with reasonable annual equity dilution levels.

Summary of the Restated Plan
The following paragraphs summarize the principal features of the Restated Plan and its operation. However, this summary is not a complete description of the provisions of the Restated Plan and is qualified in its entirety by the specific language of the Restated Plan. A copy of the Restated Plan is provided as Appendix A to this proxy statement.
Purposes of the Restated Plan. The purposes of the Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company, and to promote the success of the Company’s business, thereby aligning their interests with those of the Company’s stockholders. Service providers eligible to participate in the Restated Plan are discussed below.
Award Types. The Restated Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance awards. An “incentive stock option” is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”).
Stock Subject to the Restated Plan. Subject to certain adjustments provided in the Restated Plan and the automatic increase described below, the maximum aggregate number of shares that may be subject to awards and sold under the Restated Plan is (a) 5,711,638 shares, plus (b) any shares subject to equity awards granted under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “Reneo 2021 Plan”) that, as of immediately prior to the later of the Effective Time (as defined in the Restated Plan and generally meaning the effectiveness of the Merger) or the termination of the Reneo 2021 Plan, are cancelled or forfeited, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations related to awards granted under the Reneo 2021 Plan, are forfeited to or repurchased by the Company due to failure to vest, or otherwise would, but for the termination of the Reneo 2021 Plan, have been added back to the share reserve of the Reneo 2021 Plan in accordance with its terms, plus (c) any shares subject to stock options or other awards that were assumed in the First Merger (as defined in the Restated Plan and generally meaning the Merger) and that, on or after the Effective Time, are cancelled or forfeited, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the Plan pursuant to clauses (b) and (c) equal to 935,841 shares. The shares may be authorized, but unissued, or reacquired Company common stock. As of April 15, 2026, the closing sale price of a share of our common stock reported on the Nasdaq Global Select Market was $4.51.
In addition, prior to the amendment of the evergreen provision, the 2024 Plan provided that, subject to the adjustment provisions of the 2024 Plan, the number of Shares available for issuance under the 2024 Plan was to be increased on the first day of each fiscal year beginning with the 2025 fiscal year in an amount equal to the least of (i) 2,407,100 shares, (ii) 5% of all classes of our common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such number of our shares of common stock as determined by the administrator of the 2020 Plan no later than the last day of the immediately preceding fiscal year. The aggregate total number of shares added to the 2024 Plan under this provision during the 2025 and 2026 fiscal years was 1,351,033, which is in addition to the shares available pursuant to the prior paragraph. Under the Restated Plan, and subject to certain adjustments provided in the Restated Plan, the number of shares available for issuance under the Restated Plan will be increased on the first day of each fiscal year beginning with the 2027 fiscal year, in an amount equal to the least of (a) five percent (5%) of all classes of our common stock outstanding on the last day of the immediately preceding fiscal year, or (b) such number of shares determined by the administrator of the Restated Plan no later than the last day of the immediately preceding fiscal year.
If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, or performance awards, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares), which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). With respect to stock appreciation rights, only shares actually issued (i.e., the net shares issued) pursuant to the stock appreciation right will cease to be available under the Restated Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). Shares that actually have been issued under the Restated Plan under any award will not be returned to the Restated Plan and will not become available for future distribution under the Restated Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, or performance awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to pay the exercise price of an award or to satisfy the tax liabilities or withholdings related to an award will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan.
Subject to the above limitations certain adjustments provided in the Restated Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal 8 million shares, which is in all cases still subject to the share reserve of the Restated Plan.
Administration of the Restated Plan. Different committees of one or more members of our Board, or of one or more other individuals satisfying applicable laws appointed by our Board, may administer the Restated Plan with respect to different groups of service providers. Our Compensation Committee has been delegated the authority to act as the administrator of the Restated Plan. Our Board may also act as administrator of the Restated Plan.
Powers of the Administrator. Subject to the provisions of the Restated Plan, and in the case of a committee, the specific duties delegated by our Board to such committee, the administrator will have the authority, in its discretion, to: determine the fair market value (as defined in the Restated Plan) for purposes of the Restated Plan; determine the awards to be granted and select the eligible service providers to whom awards may be granted under the Restated Plan; determine the number of shares or dollar amounts to be covered by each award granted under the Restated Plan; approve forms of award agreements for use under the Restated Plan; determine the terms and conditions, not inconsistent with the terms of the Restated Plan, of any award granted under the Restated Plan (including, but not limited to, the exercise price, the time or times when awards may vest or be exercised (which may be based on performance criteria)), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto (including but not limited to temporarily suspending the exercisability of an award if the administrator deems such suspension necessary or appropriate for administrative purposes or to comply with applicable laws), based in each case on such factors as the administrator determines; prescribe, amend and rescind rules and regulations relating to the Restated Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Restated Plan, or for qualifying for favorable tax treatment under applicable non-U.S. laws; construe and interpret the terms of the Restated Plan and awards granted under the Restated Plan; modify or amend each award (subject to limitations contained in the Restated Plan); allow participants to satisfy withholding tax obligations in a manner prescribed by the Restated Plan; authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the administrator; allow a participant to defer the receipt of the payment of cash or the delivery of shares that otherwise would be due to the participant under an award; determine whether awards will be settled in shares, cash, or in any combination thereof; institute and determine the terms and conditions of a program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type and/or cash, participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or the exercise price of an outstanding award is reduced or increased; and make all other determinations deemed necessary or advisable for administering the Restated Plan.
Transferability of Awards. Generally, unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Eligibility. Nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards may be granted to employees, members of our Board or consultants (each, as defined in the Restated Plan, a “service provider” and, collectively, “service providers”). Incentive stock options may be granted only to employees. As of April 15, 2026, we had approximately 44 employees, six non-employee members of our Board and 10 consultants that would be eligible to participate in the Restated Plan.
Outside Director Award Limitations. In any of our fiscal years, no non-employee director may be granted equity awards (including awards granted under the Restated Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. GAAP, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Any equity awards or other compensation provided to a non-employee director for services provided as an employee or consultant (other than as a non-employee director), or provided prior to the closing of the Mergers, will be excluded for purposes of this annual limit. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.
Stock Options. The Restated Plan permits the grant of options to purchase shares of our common stock. Each option will be evidenced by an award agreement that will specify the exercise price, the term of the option, the number of shares subject to the option, the exercise restrictions, if any, applicable to the option, and such other terms and conditions as the administrator determines. Each option will be designated in the award agreement as either an incentive stock option or a nonstatutory stock option. The term of each option will be no more than 10 years from the date of grant. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the award agreement. The per share exercise price for the shares to be issued pursuant to exercise of an option will be no less than the fair market value of an underlying share on the date of grant. In the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
At the time an option is granted, the administrator will specify the exercise price, the term of the option, the number of shares subject to the option, the exercise restrictions, if any, applicable to the option and such other terms and conditions as the administrator will determine. The administrator will determine the acceptable form of consideration for exercising an option, including the method of payment.
If a participant ceases to be a service provider, other than as the result of death or disability (as defined in the Restated Plan), the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of the participant’s termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the participant’s termination.
If a participant ceases to be a service provider as a result of death or disability, the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). In the absence of a specified time in the award agreement, the option will remain exercisable for six months following such termination of the participant’s service.

Restricted Stock. Restricted stock is stock that is subject to forfeiture to the Company during a “period of restriction” until applicable vesting conditions are met. Each award of restricted stock will be evidenced by an award agreement that will specify any period of restriction, the number of shares granted, and such other terms and conditions as the administrator determines. The administrator may accelerate the time at which any restrictions will lapse or be removed. Except as described below or in the award agreement, shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable period of restriction. During any applicable period of restriction, service providers holding shares of restricted stock granted under the Restated Plan may exercise full voting rights with respect to those shares and will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares with respect to which they were paid. On the date set forth in the award agreement, the restricted stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Restated Plan.
Restricted Stock Units. A “restricted stock unit” is a bookkeeping entry representing an amount equal to the fair market value of one share. Each award of restricted stock units will be evidenced by an award agreement that will specify vesting criteria, the number of restricted stock units granted, and such other terms and conditions as the administrator determines. The administrator will set vesting criteria, which, depending on the extent to which the criteria are met, will determine the number of restricted stock units that will be paid out to the participant. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout as determined by the administrator. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout. The administrator may settle earned restricted stock units in cash, shares, or a combination of both. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to the Company.
Stock Appreciation Rights. A stock appreciation right is an award that provides for a payment based upon the difference between the fair market value of a share on the date of exercise and the stated exercise price of the stock appreciation right. Each stock appreciation right grant will be evidenced by an award agreement that will specify the exercise price, the term of the stock appreciation right, the conditions of exercise, and such other terms and conditions as the administrator determines. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any service provider. At the discretion of the administrator, the payment upon exercise of a stock appreciation right may be in cash, in shares of equivalent value, or in some combination of both. The same exercise and expiration rules that apply to options also apply to stock appreciation rights.
Performance Awards. Performance awards are awards which may be earned in whole or in part upon attainment of performance goals or other vesting criteria and which may be cash- or stock-denominated and may be settled for cash, shares or other securities or a combination thereof. Each performance award will be evidenced by an award agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured. The administrator will set any objective or vesting provisions that, depending on the extent to which any such objective or vesting provisions are met, will determine the value of the payout for the performance awards. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its sole discretion. On the date set forth in the award agreement, all unearned or unvested performance awards will be forfeited to the Company and again will be available for grant under the Restated Plan. The administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions with respect to the performance awards. Each performance award will have an initial value that is determined by the administrator on or before the date of grant.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan, will adjust the number and class of shares of stock that may be delivered under the Restated Plan and/or the number, class, and price of shares of stock covered by each outstanding award, and the numerical share limits set forth in the Restated Plan.
Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a change in control (as defined in the Restated Plan), each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, which may include, without limitation, that the outstanding award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to the Restated Plan; (c) upon written notice to the participant, terminate upon or immediately prior to the consummation of such merger or change in control; (d) vest and become exercisable, realizable, or payable, or restrictions applicable to the award will lapse, in whole or in part prior to or upon consummation of such merger or change in control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the purposes of clarity, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under the Restated Plan, the administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly.
In the event that the successor (or an affiliate thereof) does not assume or substitute for an award (or portion thereof), and the Company does not continue the award (or portion thereof), the participant will fully vest in and have the right to exercise such outstanding options and stock appreciation rights (or portions thereof) that are not assumed, substituted for, or continued, including shares as to which such award would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, performance awards (or portions thereof) not so assumed, substituted for, or continued will lapse, and, with respect to such awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its subsidiaries or parents, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its subsidiaries or parents, as applicable, to the extent an option or stock appreciation right (or portion thereof) is not so assumed, substituted for, or continued in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
With respect to awards granted to an outside director while such individual was an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then the participant will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which otherwise would not be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its parents or subsidiaries, as applicable.

Term of Restated Plan. The administrator may at any time amend, alter, suspend, or terminate the Restated Plan. The Restated Plan will continue in effect for a term of ten (10) years from its effectiveness, unless terminated earlier pursuant to its terms. Additionally, no options that qualify as incentive stock options may be granted after ten (10) years from the earlier of our Board’s or stockholders’ original approval of the 2024 Plan. The 2024 Plan was approved by the boards of directors of Legacy OnKure and Reneo and by Reneo’s stockholders on September 26, 2024 and became effective as of the Effective Time, and was ratified by our Board following the completion of the Merger.
To the extent necessary and desirable to comply with applicable laws, we will obtain stockholder approval of any Restated Plan amendment. No amendment, alteration, suspension, or termination of the Restated Plan may materially impair the rights of any participant under an outstanding award, unless mutually agreed between the participant and the administrator; provided that the conversion of a participant’s incentive stock options into nonstatutory stock options as a result of actions taken by the administrator will not be considered an impairment of the participant’s rights under an outstanding award for this purpose.
Forfeiture Events. The administrator may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Notwithstanding any provisions to the contrary under the Restated Plan, an award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act). The administrator may require a participant to forfeit return or reimburse the Company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by OnKure Therapeutics for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a stock appreciation right, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant on the vesting date or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.
Tax Effect for OnKure Therapeutics
We generally will be entitled to a tax deduction in connection with an award under the Restated Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to certain current or former executive officers and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ONKURE THERAPEUTICS WITH RESPECT TO AWARDS UNDER THE RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director or consultant may receive under the Restated Plan is in the discretion of our Compensation Committee or our Board and therefore cannot be determined in advance. Awards to our non-employee directors are granted automatically pursuant to our outside director compensation policy as described in our proxy statement under the heading “Director Compensation”, and such directors also are eligible for awards under the Restated Plan granted at the discretion of the administrator. Further, since the number of shares subject to awards to be granted to non-employee directors under the Restated Plan depends on the fair market value of our common stock at future dates, it is not possible to determine the exact number of shares that will be subject to such future awards. Our executive officers and directors have an interest in the approval of the Restated Plan because they are eligible to receive equity awards under the Restated Plan. The following table sets forth, with respect to the individuals and groups named below, the aggregate number of shares subject to, and the grant date fair value of, awards granted under the 2024 Plan (whether or not currently outstanding, vested, or forfeited, as applicable) during fiscal year 2025, along with the average per share exercise price of options granted during fiscal 2025:

Name and Position	Shares Subject to Options Granted (#)	Average Per Share Exercise Price of Options Granted ($)	Shares Subject to RSUs Granted (#)	Grant Date Fair Value of Option and RSUs ($) Granted(1)
Nicholas A. Saccomano, Ph.D. President and Chief Executive Officer	130,000	$5.19	—	$609,934
Jason Leverone, C.P.A. Chief Financial Officer	65,000	$5.19	—	$304,967
Samuel Agresta, M.D. Chief Medical Officer	45,000	$5.19	—	$211,131
Dylan Hartley, Ph.D., Chief Scientific Officer	45,000	$5.19	—	$211,131
All executive officers as a group	285,000	$5.19	—	$1,337,163
All non-employee directors as a group	45,900	$2.44	35,893	$203,258
All employees who are not executive officers, as a group	417,400	$5.11	—	$1,928,744

(1)
Amounts shown represent the grant date fair value of option and RSU awards determined in accordance with FASB ASC Topic 718. See Note 11 to our financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. With respect to option awards, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

Vote Required
The approval of our Restated Plan requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ONKURE THERAPEUTICS, INC.
AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2026.

Name	Age	Position(s)
Executive Officers
Nicholas A. Saccomano, Ph.D.	67	President and Chief Executive Officer and Director
Jason Leverone, C.P.A.	52	Chief Financial Officer
Samuel Agresta, M.D.	53	Chief Medical Officer
Dylan Hartley, Ph.D.	58	Chief Scientific Officer

Nicholas A. Saccomano, Ph.D. See Dr. Saccomano’s biography above in the section titled “Nominees for Director.”
Jason Leverone, C.P.A. has served as our Chief Financial Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Financial Officer since January 2022. Prior to joining Legacy OnKure, Mr. Leverone was the Chief Financial Officer and Secretary of Viridian Therapeutics (NASDAQ: VRDN) (formerly miRagen Therapeutics prior to a reverse merger that closed in October 2020) from November 2008 to May 2021, and Senior Director of Finance and Controller of Replidyne, Inc., a publicly traded biotechnology company, from November 2005 to February 2009. He began his professional career in public accounting at Ernst & Young LLP and continued with Arthur Andersen LLP. Mr. Leverone is a Certified Public Accountant and holds a B.S. in business administration from Bryant University.
Samuel Agresta, M.D. has served as our Chief Medical Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Medical Officer since February 2024. Prior to joining Legacy OnKure, he was Chief Medical Officer at Foghorn Therapeutics Inc. from September 2019 to September 2023, Director and Chief Medical Officer at Infinity Pharmaceuticals, Inc. from August 2018 to August 2019, and Vice President and Head of Clinical Development at Agios Pharmaceuticals Inc. from December 2011 to August 2018. Prior to these roles, Dr. Agresta served as Senior Medical Director at Merrimack Pharmaceuticals, Inc. and Genentech, Inc. Dr. Agresta holds a B.S. from Georgetown University, an M.P.H. and T.M. from Tulane School of Public Health and Tropical Medicine, an M.D. from Tulane University Medical School and an M.S. in clinical investigation from the University of South Florida.
Dylan Hartley, Ph.D. has served as our Chief Scientific Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Scientific Officer since July 2024. Dr. Hartley has over 20 years of experience in drug research and development, including expertise in pharmacology, toxicology, drug metabolism and pharmacokinetics. Most recently, Dr. Hartley served as Vice President, Head of Research at Pfizer, Inc.’s Boulder facility (previously Array BioPharma, Inc. prior to its acquisition by Pfizer, Inc. in 2019) from September 2021 to July 2024. Dr. Hartley held a succession of roles of increasing responsibility at Array BioPharma, Inc. since 2011. He holds a B.A. in biological sciences from the University of Northern Colorado and a Ph.D. in pharmaceutical sciences from the University of Colorado Health Sciences Center.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, attends Compensation Committee meetings and is involved in the determination of compensation for the executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews these recommendations and other data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. From 2024 until March 2025, our Compensation Committee retained Pearl Meyer, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. In March 2025, the Compensation Committee retained Alpine Rewards, LLC (“Alpine”), an independent compensation consultant, to replace Pearl Meyer. Accordingly, Alpine now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Alpine to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
The Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, the Compensation Committee meets as it deems appropriate. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In general, the Compensation Committee has set executive compensation to be competitive with compensation provided by peer companies identified by the Compensation Committee, to promote retention of our executive officers and to incentivize our executive officers in achieving our short- and long-term corporate goals.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.
The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our other executive officers, including annual base salaries, annual and long-term incentive or bonus awards, employment agreements, and severance and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. The Compensation Committee evaluates the performance of the Chief Executive Officer in light of Company and individual goals and objectives, and makes appropriate recommendations for improving performance. In performing the evaluation, the Chair of the Compensation Committee may solicit comments from the other non-employee members of the Board and lead the Board in an overall review of the Chief

Executive Officer’s performance in an executive session of non-employee members of the Board. The Compensation Committee also approves any employment agreements and any amendments thereto for the Chief Executive Officer or other executive officers. See “Employment Agreements” below for discussion of current compensation for the Named Executive Officers.
For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.
Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2025 and December 31, 2024, compensation awarded to, paid to, or earned by our principal executive officers and our two most highly compensated executive officers as of December 31, 2025 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Nicholas A. Saccomano, Ph.D. President and Chief Executive Officer	2025	600,000	609,934	247,500	10,500	1,467,934
	2024	462,145	8,773,422	279,598	—	9,515,165
Samuel Agresta, M.D.(5) Chief Medical Officer	2025	482,000	211,131	144,600	14,000	851,731
	2024	416,727	2,228,619	183,360	12,362	2,841,068
Jason Leverone, C.P.A. Chief Financial Officer	2025	444,000	304,967	133,200	14,000	896,167
	2024	382,958	2,113,312	168,501	13,799	2,678,570

(1)	The amounts reported under “Salary” in the above table represent the actual amounts paid during the calendar year.
(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2025 and 2024, computed in accordance with FASB ASC 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 11 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 12, 2026. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
The amounts reported represent bonuses paid based upon the achievement of company goals for the year ended December 31, 2025 pursuant to each Named Executive Officer’s Employment Agreement (as defined below), as determined by our Board. Cash bonuses earned and reported above in 2025 for Drs. Saccomano and Agresta and Mr. Leverone were paid in 2026. See “2025 Annual Bonuses” for descriptions of such bonuses.

(4)	The amounts reported for Drs. Saccomano and Agresta and Mr. Leverone represent matching contributions under Legacy OnKure’s 401(k) plan.
(5)	Dr. Agresta was hired in February 2024.
Narrative Disclosure to Summary Compensation Table
Executive Compensation Elements
The following describes the material terms of the elements of our compensation program for our Named Executive Officers during 2025:
Annual Base Salary
Our Board and our Compensation Committee recognize the importance of base salary as an element of compensation that helps to attract and retain the Named Executive Officers. We provide a base salary as a fixed source of income for our Named Executive Officers for the services they provide to us during the year, which allows us to maintain a stable executive team.
See “Employment Agreements” below for a discussion of 2025 base salaries for Dr. Saccomano, Dr. Agresta and Mr. Leverone.

Employment Agreements
We have employment agreements with Dr. Saccomano, Dr. Agresta and Mr. Leverone related to their continued employment and service with us as executive officers of the Company on an at-will basis, each of which includes terms for base salary, benefits, target annual bonus opportunities and eligibility to participate the benefit plans (the “Employment Agreements”).
Pursuant to the Employment Agreements, Dr. Saccomano’s annual base salary became $600,000 and he has a target annual bonus opportunity equal to 55% of his base salary ($330,000); Dr. Agresta’s annual base salary became $482,000 and he has a target annual bonus opportunity equal to 40% of his base salary ($192,800); and Mr. Leverone’s annual base salary became $444,000 and he has a target annual bonus opportunity equal to 40% of his base salary ($177,600). None of our Named Executive Officers received an increase to annual base salary for 2025.
In February 2026, the Board approved base salary increases of 3% over 2025 base salary amounts for our Named Executive Officers, retroactive to January 1, 2026.
Termination and Change of Control Arrangements
Dr. Saccomano, Dr. Agresta and Mr. Leverone
Each of the Employment Agreements entered into with Dr. Saccomano, Dr. Agresta and Mr. Leverone provides that if, other than during the period beginning three months before a “change in control” (as defined in each such Employment Agreement) through the one-year anniversary of a change in control (the “CIC Period”), the applicable executive officer’s employment with us is terminated either (x) by us without “cause” (as defined in each such Employment Agreement, and excluding by reason of death or “disability” (as defined in each such Employment Agreement)) or (y) by the executive officer for “good reason” (as defined in each such Employment Agreement), then the executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:
•
A lump sum cash payment equal to 100% of the executive officer’s base salary as in effect immediately before such termination (or, if the termination is due to a resignation for good reason based on a material reduction in the executive’s base salary, then executive’s annual base salary in effect immediately prior to the reduction); and

•
Company payment or reimbursement of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group health, dental and vision care plans for the executive officer and his eligible dependents for up to 12 months.

If, during the CIC Period, the applicable executive officer’s employment with the Company is terminated either (x) by the Company without cause (and excluding by reason of his death or disability) or (y) by the executive officer for good reason, the executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:
•
A lump sum cash payment equal to 100% (or 150% for Dr. Saccomano) of the executive officer’s base salary as in effect immediately before such termination (or, if the termination is due to a resignation for good reason based on a material reduction in the executive’s base salary, then executive’s annual base salary in effect immediately prior to the reduction), or if greater, the base salary in effect immediately before the change in control;

•
A lump sum cash payment equal to 100% (or 150% for Dr. Saccomano) of the executive officer’s target bonus opportunity as in effect immediately before such termination or if greater, the target bonus opportunity in effect immediately before the change in control;

•
Company payment or reimbursement of the premiums required for continued coverage pursuant to COBRA under the Company’s group health, dental and vision care plans for the executive officer and his eligible dependents for up to 12 months (or 18 months for Dr. Saccomano); and

•	100% accelerated vesting and exercisability of the outstanding and unvested equity awards (other than equity awards subject to performance-based vesting criteria) granted to the executive officer.
Such Employment Agreements also provide that, if any of the amounts provided for under the Employment Agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code or 1986, as amended, and could be subject to the related excise tax, the executive officer would receive (to the extent he is entitled to such receipt) either the full payment of benefits under the executive officer’s Employment Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The Employment Agreements do not provide for any tax gross-ups in connection with a change in control.
Equity Incentive Plans
Under our 2024 Equity Incentive Plan (the “Plan”) and the Legacy OnKure 2023 RSU Equity Incentive Plan, if, in the event of a merger or change in control (as defined in the applicable plan) a successor (or an affiliate thereof) does not assume, substitute for or continue an award (or portion thereof), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator.
In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator, if an option or stock appreciation right (or a portion of such award) granted under the Plan is not assumed, substituted or continued, the administrator will notify the participant that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
With respect to awards granted to a non-employee director under the Plan while such individual was a non-employee director that are assumed or substituted for in the merger or change in control and the service of such non-employee director is terminated (other than upon his or her voluntary resignation that does not include a resignation at the request of the acquirer) on or following the merger or change in control, all such awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator. Under our Outside Director Compensation Policy, as described more fully below, in the event of a change in control, each non-employee will fully vest in his or her outstanding awards granted under such policy, as of immediately prior to the change in control, provided that the non-employee director continues to be a non-employee through immediately prior to such change in control.
Under the Legacy OnKure 2021 Stock Incentive Plan, in the event of Corporate Transaction (as defined in the Legacy OnKure 2021 Stock Incentive Plan), the administrator is not obligated to accelerate the vesting of equity awards in the event the awards are not assumed or substituted for. The administrator also has discretion to suspend the right of grantees to exercise outstanding awards during a limited period of time preceding the closing of a Corporate Transaction if such suspension is administratively necessary to facilitate the closing of the transaction, and may terminate optionholders’ right to early exercise options, such that following closing of a Corporate Transaction an option may only be exercised to the extent vested.
Each of the Named Executive Officers’ options and restricted stock units granted in 2023 provides that, if during the period beginning three months prior to through (and inclusive of) the date 12 months following a “change in control” (as defined in the Legacy OnKure 2023 RSU Equity Incentive Plan), and in the award agreement for the options; provided that the Merger did not constitute a change in control for purposes of these awards, the Named Executive Officer’s service provider status is terminated by Legacy OnKure or its successor without “cause” (as defined in the applicable award agreement) (and excluding by reason of the Named Executive Officer’s death or disability (as defined in the applicable equity plan)), or by the Named Executive Officer for “good reason” (as defined in the applicable award agreement), 100% of the then-unvested options or restricted stock units under the award will immediately vest.
Under our 2024 Employee Stock Purchase Plan (the “ESPP”), in the event of a merger of the Company with or into another corporation or other entity or change in control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period with respect to which such option relates will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will occur before the date of the proposed merger or change in control. The administrator of the ESPP will notify each participant prior to the new exercise date, that the exercise date for the option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.
2025 Annual Cash Bonuses
Each Named Executive Officer was eligible to participate in an annual cash incentive compensation program that provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. For 2025, Dr. Saccomano’s target bonus was 55% of his earned salary, Dr. Agresta’s target bonus was 40% of his earned salary and Mr. Leverone’s target bonus was 40% of his earned salary.
The determination of the 2025 bonus amounts was based on the Board’s assessment of Company performance against corporate goals. For 2025, the performance metrics for which achievement was measured to determine bonuses were based on the achievement of certain goals relating to program-specific clinical development, research and development, strategic partnerships and financing, as well as financial matters. The Board determined achievement was 75% of the Company’s 2025 corporate goals.
The actual annual cash bonuses awarded to each of Dr. Saccomano, Dr. Agresta and Mr. Leverone for 2025 performance are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2025 above. These bonuses were paid in February 2026.
Executive Incentive Compensation Plan
Prior to the completion of the Merger, the Reneo board of directors and the Legacy OnKure board of directors approved an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), and the Board ratified the Incentive Compensation Plan following the closing of the Merger, to provide periodic incentive bonus opportunities to our employees (or employees of our subsidiaries). The Incentive Compensation Plan became effective at the Effective Time. The Compensation Committee administers the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award, which goals may include, without limitation, goals related to: attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The administrator reserves the right to settle an actual award with a grant of an equity award under the Company’s then-current equity compensation plan, which equity award may have such terms and conditions, as the administrator determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Compensation Plan. The administrator has the authority to amend, alter, suspend or terminate the Incentive Compensation Plan, provided such action does not materially alter or materially impair the existing rights of any participant with respect to any earned awards.
No Nonpublic Material Information Taken into Account for Executive Compensation
Our Board and our Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
During fiscal year 2025, we did not award stock option grants to our Named Executive Officers in the period beginning four business days before the filing or furnishing of a report disclosing material nonpublic information and ending one business day thereafter.
Employee Benefit Plans
401(k) Plan
Following the Merger, our employees and employees of our subsidiaries were eligible to participate in a tax-qualified defined contribution plan under Section 401(k) of the Code sponsored by Insperity, a professional employer organization, on the terms applicable to such plan. Effective as of December 31, 2024, we and our subsidiaries ceased participating in the Insperity 401(k) plan and, effective in March 2025, we adopted a new 401(k) plan in which eligible employees of us and our subsidiaries may participate. Under the Insperity 401(k) plan and the new Company 401(k) plan, eligible employees were able to elect or may elect, as applicable, to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax (traditional) or post-tax (Roth) basis, through contributions to the applicable 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the applicable 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the applicable 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the applicable 401(k) plan. Health and Welfare Benefits
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare benefits, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance and 401(k) plan. Named Executive Officers are eligible to participate in all our employee benefit plans on the same basis as other employees.
We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
A description of the equity incentive plans we maintain is set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 12, 2026.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options Unexercised (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Nicholas A. Saccomano, Ph.D.	1/11/2022	2,359	—	21.20	1/10/2032
	8/30/2023	990	495(3)	13.99	8/29/2033
	10/15/2023	8,449	—	13.99	10/14/2033
	10/15/2023	16,898	—	13.99	10/14/2033
	10/4/2024	210,868	331,364(4)	18.20	10/3/2034
	1/27/2025	29,791	100,209(5)	5.19	1/26/2035
Jason Leverone	1/11/2022	5,660	121(6)	21.20	1/10/2032
	8/30/2023	3,548	1,774(3)	13.99	8/29/2033
	10/4/2024	50,793	79,818(4)	18.20	10/3/2034
	1/27/2025	14,895	50,105(5)	5.19	1/26/2035
Samuel Agresta, M.D.	2/6/2024	8,519	10,069(7)	13.99	2/5/2034
	10/4/2024	51,098	80,298(4)	18.20	10/3/2034
	1/27/2025	10,312	34,688(5)	5.19	1/26/2035

(1)
All of the outstanding stock option awards granted on October 4, 2024 were granted under and subject to the terms of the 2024 Equity Incentive Plan and cover shares of Class A Common Stock and all of the outstanding stock option awards listed that were granted to Dr. Saccomano, Mr. Leverone and Dr. Agresta prior to October 4, 2024 were granted under and subject to the terms of the Legacy OnKure 2021 Stock Incentive Plan and cover shares of Company Class A Common Stock.

(2)
All stock option awards listed in this table were granted with an exercise price equal to the fair market value of an underlying share on the date of grant. The exercise prices of stock option awards listed in this table that were granted prior to October 4, 2024, were determined in good faith by the Legacy OnKure board of directors based on third party valuations of Legacy OnKure Class A Common Stock. The exercise prices and share numbers are disclosed on a post-Merger basis.

(3)
1/48th of the shares subject to the award vested on May 1, 2023 and 1/48th of the shares subject to the option vest monthly thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(4)
1/36th of the shares subject to the option shall vest on November 4, 2024 and each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(5)
1/48th of the shares subject to the option shall vest on February 27, 2025 and each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(6)
1/4th of the shares subject to the option vested on January 3, 2023 and 1/48th of the shares subject to the option vest on the first day of each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(7)
1/4th of the shares subject to the option vested on February 5, 2025 and 1/48th of the shares subject to the option vest on the first day of each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#) Unvested	Market Value of Shares or Units of Stock That Have Not Vested Price ($)
Nicholas A. Saccomano, Ph.D.	1,424(2)	4,130
Jason Leverone	5,105(2)	14,805

(1)
All of the outstanding restricted stock unit awards for Dr. Saccomano and Mr. Leverone were granted under and subject to the terms of the Legacy OnKure 2023 RSU Equity Incentive Plan and cover shares of Class A Common Stock.

(2)
Both a “Service-Based Requirement” and a “Liquidity Event Plus Service Requirement” must be met in order for the RSU to vest. 1/16th of the RSUs met the “Service-Based” requirement on June 20, 2023 and 1/16th of the RSUs are scheduled to meet the Service-Based Requirement on each three-month anniversary thereafter, subject to the optionee continuing to be a service provider to us through each such date. The Liquidity Event Plus Service Requirement was satisfied on the 181st day following the closing of the Merger. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025, for all of our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Upon Vesting of Restricted Stock Units (a)(1)	Weighted Average Exercise Price of Outstanding Options ($)(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) Price(c)(3)
Equity compensation plans approved by security holders	2,756,027	$15.54	1,031,753
Equity compensation plans not approved by security holders	—	—	—
Total	2,756,027	$15.54	1,031,753

(1)
See Note 11 of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 12, 2026 for a description of our equity plans. Consists of (i) options to purchase a total of 2,714,651 shares of our Class A common stock under the 2024 Plan, the 2021 Plan, the Reneo 2021 Plan, the 2014 Plan and the 2011 Plan, and (ii) 41,376 shares of our Class A common stock that are subject to outstanding RSUs under the 2023 Plan.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A Common Stock subject to outstanding RSUs, which have no exercise price.

(3)
Consists of 868,712 shares of our Class A common stock reserved for issuance under the Plan and 163,041 shares of our Class A common stock reserved for issuance under our ESPP. The Plan provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,407,100 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 481,500 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. On January 1, 2026, the number of shares of our Class A common stock available for issuance under our 2024 Plan and our ESPP increased by 683,678 and 136,735 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Class A Common Stock as of April 1, 2026:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock;
•	each of our executive officers and directors; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that such person has the right to acquire, such as through the exercise of stock options, within 60 days of April 1, 2026. Shares subject to warrants and options that are currently exercisable or exercisable within 60 days of April 1, 2026 are considered outstanding and beneficially owned by the person holding such warrants and/or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the individuals and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 6707 Winchester Circle, Suite 400, Boulder, CO 80301. The percentage of beneficial ownership is calculated based on 40,395,480 shares of Class A Common Stock outstanding.

Beneficial Owner	Shares Beneficially Owned	Percentage Shares Beneficially Owned
Directors and Named Executive Officers
Nicholas A. Saccomano, Ph.D.(1)	371,430	*
Samuel Agresta, M.D.(2)	97,093	*
Jason Leverone, C.P.A.(3)	114,689	*
Dylan Hartley, Ph.D.(4)	80,359	*
Isaac Manke, Ph.D.(5)	36,308	*
R. Michael Carruthers(6)	22,427	*
Andrew Phillips, Ph.D.(7)	15,725	*
Valerie M. Jansen, M.D., Ph.D.(8)	15,725	*
Michael Grey(9)	103,545	*
Edward Mathers(10)	35,935	*
Liam Ratcliffe, M.D., Ph.D.(11)	850	*
All current directors and executive officers as a group (11 persons)(12)	894,086	2.17%
5% Stockholders
AI Biotechnology LLC(13)	9,091,533	19.99%
RA Capital Healthcare Fund, L.P.(14)	3,998,333	9.90%
Acorn Bioventures, L.P.(15)	3,924,037	9.71%
Stepstone Master G, L.P.(16)	2,660,612	6.59%
ADAR1 Capital Management(17)	2,434,941	6.03%
Trails Edge Capital Partners, LP(18)	2,409,638	5.97%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 365,236 shares of Class A Common Stock subject to options held by Dr. Saccomano exercisable within 60 days of April 1, 2026.
(2)	Consists of 97,093 shares of Class A Common Stock subject to options held by Dr. Agresta exercisable within 60 days of April 1, 2026.
(3)	Includes 102,773 shares of Class A Common Stock subject to options held by Mr. Leverone exercisable within 60 days of April 1, 2026.
(4)	Consists of 80,359 shares of Class A Common Stock subject to options held by Dr. Hartley exercisable within 60 days of April 1, 2026.
(5)	Includes 15,725 shares of Class A Common Stock subject to options held by Dr. Manke exercisable within 60 days of April 1, 2026.
(6)	Includes 18,505 shares of Class A Common Stock subject to options held by Mr. Carruthers exercisable within 60 days of April 1, 2026.

(7)	Consists of 15,725 shares of Class A Common Stock subject to options held by Dr. Phillips exercisable within 60 days of April 1, 2026.
(8)	Consists of 15,725 shares of Class A Common Stock subject to options held by Dr. Jansen exercisable within 60 days of April 1, 2026.
(9)
Consists of (i) 49,476 shares of Class A Common Stock held by The Grey Family Trust dated November 12, 1999 (the Grey 1999 Trust), (ii) 13,408 shares of Class A Common Stock held by Michael Grey and Rondi Rauch Grey, Co-Trustees of The Grey 2014 Irrevocable Children’s Trust u/a/d 12/17/14 (the Grey 2014 Trust), and (iii) 40,661 shares of Class A Common Stock subject to options held by Mr. Grey exercisable within 60 days of April 1, 2026. Mr. Grey, Reneo’s former Executive Chairman and a member of the Board of the Company, is trustee of each of the Grey 1999 Trust and Grey 2014 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 1999 Trust and Grey 2014 Trust.

(10)	Includes 20,625 shares of Class A Common Stock subject to options held by Mr. Mathers exercisable within 60 days of April 1, 2026.
(11)	Consists of 850 shares of Class A Common Stock subject to options held by Mr. Ratcliffe exercisable within 60 days of April 1, 2026.
(12)	See Notes (1) through (11) above.
(13)
The “Number of Shares Beneficially Owned” consists of (i) 3,998,333 shares of Class A Common Stock held by AIB and (ii) 5,093,200 shares of Class A Common Stock issuable upon the partial exercise of a pre-funded warrant to purchase Class A Common Stock for $0.0001 per share held by AIB. The pre-funded warrant is only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.99% of our Class A Common Stock. By written notice to us, the holder may from time to time increase or decrease the beneficial ownership limitation applicable to that holder to any other percentage not in excess of 19.99%. As of April 1, 2026, and pursuant to the Beneficial Ownership Limitation, 41,301 shares of common stock are issuable at any time or times upon the partial exercise of the pre-funded warrant and 5,051,899 shares of common stock are issuable upon the partial exercise of the pre-funded warrant, if AIB delivered notice to us to increase the Beneficial Ownership Limitation to 19.99% (such notice not to be effective until the sixty-first day after the date such notice is delivered). Access Industries Holdings LLC (“AIH”) directly controls all of the outstanding voting interest in AIB. Access Industries Management, LLC (“AIM”) controls AIH. Len Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Each of Len Blavatnik, AIM and AIH may be deemed to have voting and investment power over the shares held by AIB and disclaims beneficial ownership of such shares. Dr. Liam Ratcliffe, who is currently employed by Access Industries, Inc., an affiliate of AIB, as its Head of Biotechnology, serves on our board of directors. The address of each of AIB, AIM, AIH and Len Blavatnik is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(14)
Consists of (i) 3,998,333 shares of Class A Common Stock held by RA Capital Healthcare Fund, L.P. (“RACHF”). RACHF also holds a pre-funded warrant to purchase shares of Class A Common Stock for $0.0001 per share. The pre-funded warrant is only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.9% of our Class A Common Stock. By written notice to us, the holder may from time to time increase or decrease the beneficial ownership limitation applicable to that holder to any other percentage not in excess of 19.99%. As a result of such beneficial ownership limitation, the number of shares beneficially owned and listed under “Shares Beneficially Owned” does not include 128,173 shares of Class A Common Stock issuable upon the exercise of the pre-funded warrant. RA Capital Management, L.P. (“RACM”) is the investment manager for RACHF. The general partner of RACM is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RACM., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by RACHF. RACM, RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(15)
Based on information taken from Schedule 13G filed on April 1, 2026. Consists of (i) 1,709,944 shares of Class A Common Stock held by Acorn Bioventures, L.P., (ii) 144,581 shares of Class A Common Stock issuable upon the exercise of a pre-funded warrant to purchase Class A Common Stock for $0.0001 per share held by Acorn Bioventures, L.P., (iii) 1,129,730 shares of Class A Common Stock held by Acorn Bioventures 2, L.P. and (iv) 939,782 shares of Class A Common Stock issuable upon the exercise of a pre-funded warrant to purchase common stock for $0.0001 per share held by Acorn Bioventures 2, L.P. The pre-funded warrants are only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.9% of our Class A Common Stock. By written notice to us, the holder may from time to time increase or decrease the beneficial ownership limitation applicable to that holder to any other percentage not in excess of 19.99%. Acorn Capital Advisors, GP, LLC (“Acorn GP”) is the general partner of Acorn Bioventures, L.P. Acorn GP has discretionary authority to vote and dispose of the shares held by Acorn Bioventures, L.P. and, accordingly, Acorn GP may be deemed to have beneficial ownership of such shares. Acorn Capital Advisors, GP 2, LLC (“Acorn GP 2”) is the general partner of Acorn Bioventures 2, L.P. Acorn GP 2 has discretionary authority to vote and dispose of the shares held by Acorn Bioventures 2, L.P. and, accordingly, Acorn GP 2 may be deemed to have beneficial ownership of such shares. Anders Hove is the manager of Acorn GP and Acorn GP 2, in his capacity as such, may be deemed to beneficially own the shares held by Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. Each of Acorn GP, Acorn GP 2, and Dr. Hove disclaim beneficial ownership of the shares held by Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P., except to the extent of their respective pecuniary interests therein. The business address for these persons is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(16)
Based on information taken from Schedule 13G filed on April 7, 2026. StepStone VC MI-G GP, LLC (“MI-G GP”) is the general partner of StepStone Master G, L.P. (“Master G”). StepStone Group LP (“StepStone”) is the investment manager of Master G. StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone and the sole managing member of MI-G-GP. StepStone Group Inc. is the sole managing member of StepStone Group Holdings. Each of MI-G-GP and StepStone may be deemed to have shared voting and dispositive power over the shares held by Master G. Each of MI-G GP, StepStone, StepStone Group Holdings and StepStone Group Inc. disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The business address of each of the foregoing entities is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.

(17)
Consists of (i) 2,038,429 shares of Class A Common Stock held by ADAR1 Partners, LP, (ii) 295,020 shares of Class A Common Stock held by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and (iii) 101,492 shares of Class A Common Stock held by other separately managed accounts. As the investment manager of ADAR1 Partners, LP and as the sub-advisor of Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts referenced above, ADAR1 Capital Management, LLC may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts. As the general partner of ADAR1 Partners, LP, ADAR1 Capital Management GP, LLC may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP. As the manager of ADAR1

Capital Management, LLC, and ADAR1 Capital Management GP, LLC, Daniel Schneeberger may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts referenced above. The address for ADAR1 Partners, LP, ADAR1 Capital Management, LLC, ADAR1 Capital Management GP, LLC, and Daniel Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. The address for Spearhead Insurance Solutions IDF, LLC – Series ADAR1 is 3828 Kennett Pike, Suite 202, Greenville, Delaware 19807.
(18)
Based on information taken from Schedule 13G filed on April 7, 2026. Trails Edge Capital Partners, LP (“Trails Edge Capital”), as the investment manager to Trails Edge Biotechnology Master Fund, LP, may be deemed to beneficially own these shares of Class A Common Stock. Ortav Yehudai, as the Chief Investment Officer of Trails Edge Capital, exercises voting and investment discretion with respect to these shares of Class A Common Stock and as such may be deemed to beneficially own such securities. The address of these funds and persons is 3445 Peachtree Road NE, Suite 900, Atlanta, GA 30326.

RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2024, or any currently proposed transaction, in which we, Legacy OnKure or Reneo were or are a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for 2025 and 2024, and in which any of our executive officers, directors or holders of more than 5% of our voting stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements disclosed in the section titled “Executive Compensation” of this proxy statement.
2024 PIPE Financing
On May 10, 2024, in connection with the execution of the Merger Agreement, Reneo entered a the Subscription Agreement with certain existing OnKure stockholders and new investors (each, a “2024 PIPE Investor”), pursuant to which the 2024 PIPE Investors subscribed for and purchased, and Reneo issued and sold to the 2024 PIPE Investors, on the Closing Date immediately prior to the Effective Time, an aggregate of 2,938,005 shares of Class A Common Stock at a price of approximately $22.895 per share, for aggregate gross proceeds of approximately $65.0 million (the “2024 PIPE Financing”). The closing of the 2024 PIPE Financing occurred on October 4, 2024 in connection with the closing of the Merger.
The table below sets forth the number of shares of our Class A Common Stock purchased by related party holders in the 2024 PIPE Financing:

Participant	Shares of Class A Common Stock	Total Purchase Price ($)
Acorn Bioventures, L.P.(1)	199,189	$4,560,475.97
Entities Affiliated with Citadel(2)	360,792	$8,260,412.19
Entities Affiliated with Cormorant(3)	379,018	$8,677,700.47
Deep Track Biotechnology Master Fund, Ltd.(4)	136,147	$3,117,115.51
Perceptive Life Sciences Master Fund, Ltd.(5)	207,157	$4,742,905.08
Samsara BioCapital, L.P.(6)	169,975	$3,891,615.01

(1)
Isaac Manke, a member of the Legacy OnKure board of directors, a member of the Board and our Senior Vice President, Business Development, was a partner at Acorn Capital Advisors, GP, LLC, the general partner of Acorn Bioventures, L.P. at the time of the 2024 PIPE Financing. Entities affiliated with Acorn held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.

(2)
Citadel Multi-Strategy Equities Master Fund Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock. Citadel CEMF Investments Ltd., an affiliate of Citadel Multi-Strategy Equities Master Fund Ltd., purchased 360,792 shares of Class A Common Stock in the PIPE for a total purchase price of $8,260,412.19.

(3)	Entities affiliated with Cormorant collectively held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.
(4)	Deep Track Biotechnology Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(5)	Perceptive Life Sciences Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(6)	Samsara BioCapital, L.P. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
At the closing of the 2024 PIPE Financing, in connection with the Subscription Agreement, we entered into a registration rights agreement with the PIPE Investors, pursuant to which we agreed to prepare and file a resale registration statement with the SEC within 45 calendar days following the closing of the 2024 PIPE Financing for purposes of registering the resale of the shares issued in the PIPE Financing. We also agreed, among other things, that we will indemnify the 2024 PIPE Investors, their officers, directors, members, employees and agents, successors and assigns under the Subscription Agreement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the registration rights agreement.
2026 PIPE Financing
On March 27, 2026, we entered into a securities purchase agreement (the “2026 PIPE Purchase Agreement”) with certain institutional accredited investors (the “2026 PIPE Investors”), pursuant to which we agreed to issue and sell to the 2026 PIPE Investors in a private placement (i) 26,713,638 shares (the “2026 PIPE Shares”) of our Class A

Common Stock at a purchase price of $4.15 per 2026 PIPE Share, and (ii) pre-funded warrants (the “2026 PIPE Pre-Funded Warrants”) to purchase 9,430,957 shares of Class A Common Stock (the “2026 PIPE Warrant Shares”), at a purchase price of $4.1499 per underlying 2026 PIPE Warrant Share (the “2026 PIPE Financing”). The closing of the 2026 PIPE Financing occurred on March 31, 2026.
The table below sets forth the number of shares of (i) our Class A Common Stock and (2) 2026 PIPE Warrant Shares issuable pursuant to 2026 PIPE Pre-Funded Warrants purchased by related party holders in the 2026 PIPE Financing:

Investor Name	Shares of Class A Common Stock	Shares Underlying Pre-Funded Warrants	Total Purchase Price ($)
AI Biotechnology LLC(1)	3,998,333	5,640,221	$39,999,435.08
RA Capital Healthcare Fund, L.P.(2)	3,998,333	128,173	$17,124,987.09
Acorn Bioventures, L.P.(3)	—	1,084,363	$4,499,998.03
Trails Edge Capital Partners, LP(4)	2,409,638	—	$9,999,997.70
Stepstone Master G, L.P.(5)	2,168,674	—	$8,999,997.10
ADAR1 Capital Management(6)	1,445,783	—	$5,269,782.05
Prosight Management, LP(7)	963,855	—	$3,999,998.25

(1)	AIB purchased more than five percent of our outstanding capital stock in the 2026 PIPE Financing.
(2)	RACHF purchased more than five percent of our outstanding capital stock in the 2026 PIPE Financing.
(3)
Entities affiliated with Acorn Bioventues, L.P. held more than five percent of our outstanding capital stock prior to the 2026 PIPE Financing and beneficially owns more than five percent of our outstanding capital stock after the 2026 PIPE Financing.

(4)	Trails Edge Capital Partners, LP purchased more than five percent of our outstanding capital stock in the 2026 PIPE Financing.
(5)
Including the shares of our Class A Common Stock held by Stepstone Master G, L.P. prior to the 2026 PIPE Financing and the shares of our Class A Common Stock purchased by Stepstone Master G, L.P. in the 2026 PIPE Financing, Stepstone Master G, L.P. holds more than 5% of our outstanding capital stock.

(6)
Including the shares of our Class A Common Stock held by entities affiliated with ADAR1 Capital Management prior to the 2026 PIPE Financing and the shares of our Class A Common Stock purchased by entities affiliated with ADAR1 Capital Management in the 2026 PIPE Financing, entities affiliated with ADAR1 Capital Management hold more than 5% of our outstanding capital stock.

(7)	Entities affiliated with Prosight Management, LP held more than five percent of our outstanding capital stock prior to the 2026 PIPE Financing.
In connection with the 2026 PIPE Financing, we entered into a registration rights agreement with the 2026 PIPE Investors, providing for the registration for resale of the 2026 PIPE Shares and the 2026 PIPE Warrant Shares, pursuant to a registration statement to be filed with the SEC within 30 days after closing. The registration rights agreement includes customary provisions regarding payment of fees and expenses, indemnification and payment of liquidated damages in certain circumstances if we fail to meet specified filing or effectiveness deadlines or if the registration statement is otherwise unavailable for resales.
Pursuant to the 2026 PIPE Purchase Agreement, AIB has the right to designate one individual to be nominated and recommended for election by the Board, subject to any applicable limitations imposed by Delaware General Corporation Law (the “DGCL”), the Board’s fiduciary duties to our stockholders, and any other applicable law, for as long as AIB and its affiliates continue to hold at least 50% of the securities purchased by AIB pursuant to the 2026 PIPE Purchase Agreement , as adjusted for stock splits, recapitalizations and other similar events. Effective March 27, 2026, following the designation by AIB, our Board elected Dr. Liam Ratcliffe to serve as a Class I director.
Support Agreements Under the Merger Agreement
Concurrently and in connection with the execution of the Merger Agreement, (i) certain stockholders of Legacy OnKure, owning approximately 98.3% of the outstanding shares of Legacy OnKure’s preferred stock and approximately 77.3% of the outstanding shares of Legacy OnKure’s capital stock, entered into support agreements with Reneo and Legacy OnKure to vote all of their shares of Legacy OnKure’s capital stock in favor of the adoption of the Merger Agreement and the related transactions contemplated thereby and (ii) certain stockholders of Reneo holding approximately 34.7% of the outstanding shares of Reneo’s common stock, including Reneo’s common stock issuable within 60 days upon (A) exercise of options held by such holders or (B) settlement of RSUs held by such holders, entered into support agreements with Reneo and Legacy OnKure to vote all of their shares of Reneo’s capital stock in favor of the Merger Agreement and the related contemplated transactions and against any alternative acquisition proposals.
Lock-Up Agreements
Concurrently and in connection with the execution of the Merger Agreement, certain executive officers and the directors of Legacy OnKure, certain stockholders of Legacy OnKure and the directors of Reneo that remained on the Board following the closing of the Merger, entered into lock-up agreements pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of our Common Stock for the 180-day period following the closing of the Merger.
2026 PIPE Lock-Up Agreements
Concurrently and in connection with the execution of the 2026 PIPE Purchase Agreement, our executive officers and directors entered into lock-up agreements pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of our Common Stock for the 180-day period following the closing of the 2026 PIPE Financing.
Legacy OnKure and Reneo Indemnification Agreements
Legacy OnKure and Reneo each entered into separate indemnification agreements with each of its directors and officers, respectively, in addition to the indemnification provided for in their respective certificate of incorporation and bylaws. The indemnification agreements, certificates of incorporation and bylaws generally require both Legacy OnKure and Reneo to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
Director and Officer Indemnification
We have entered, and intend to continue to enter, into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.
Sublease Agreement
On January 10, 2025, we entered into a sublease agreement with Ambros Therapeutics, Inc. (“Ambros Therapeutics”), pursuant to which we subleased certain office space to Ambros Therapeutics for their corporate headquarters. Mr. Flesher, the President and Chief Executive Officer of Reneo prior to the Merger, is acting President and the Chief Executive Officer and a stockholder of Ambros Therapeutics. The premises are located in Irvine, California. The approximate value of the transaction is $450,000 over the term of the Sublease. The Sublease was considered by us in accordance with our Related Person Transactions Policy, and approved by Audit Committee.
Long Prairie Consulting Agreement
On February 24, 2026, we entered into a consulting agreement and statement of work with Long Prairie, LLC (the “Long Prairie Consulting Agreement”), pursuant to which Isaac Manke is providing business development support and advisory services at a rate $33,333 for each full calendar month of services performed. Dr. Manke, a member of our Board, owns and controls Long Prairie, LLC. The Long Prairie Consulting Agreement has an initial term of one year, unless terminated earlier pursuant to its terms.

Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This policy provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying, or disapproving related person transactions. In determining whether to approve, ratify, or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors, and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
2025 Annual Report
Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website investors.onkuretherapeutics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to OnKure Therapeutics, Inc., 6707 Winchester Cir. #400, Boulder, CO 80301, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The Board does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our Class A Common Stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Boulder, Colorado
April 21, 2026

APPENDIX A

ONKURE THERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

(as amended and restated)

ONKURE THERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

(as amended and restated)
1. Purposes of this Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.
2. Definitions. As used herein, the following definitions will apply:
2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.
2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of this Plan.
2.5 “Board” means the Board of Directors of the Company.
2.6 “Change in Control” means the occurrence of any of the following events:
(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such additional acquisition, will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a capital raising transaction of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further, and notwithstanding the foregoing, neither the consummation of the First Merger nor the Second Merger (as defined in the Merger Agreement), whether alone or in combination, will constitute a Change in Control for purposes of the Plan.
Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4.
2.9 “Common Stock” means the Class A common stock of the Company.
2.10 “Company” means OnKure Therapeutics, Inc., a Delaware corporation.
2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parents or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.14 “Effective Time” means the First Effective Time (as defined in the Merger Agreement, and which generally refers to the effectiveness of the First Merger, as defined in the Merger Agreement).
2.15 “Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
2.19 “First Merger” has the definition ascribed thereto in the Merger Agreement.
2.20 “Fiscal Year” means the fiscal year of the Company.
2.21 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
2.22 “Inside Director” means a Director who is an Employee.
2.23 “Merger Agreement” means that certain Agreement and Plan of Merger dated May 10, 2024, among the Company, OnKure, Inc., and the other parties thereto, as may be amended from time to time.
2.24 “Mergers” has the definition ascribed thereto in the Merger Agreement.

2.25 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.26 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.27 “Option” means a stock option granted pursuant to the Plan.
2.28 “Outside Director” means a Director who is not an Employee.
2.29 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
2.30 “Participant” means the holder of an outstanding Award.
2.31 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
2.32 “Performance Period” means Performance Period as defined in Section 10.1.
2.33 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.34 “Plan” means this OnKure Therapeutics, Inc. 2024 Equity Incentive Plan, as may be amended from time to time.
2.35 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 or issued pursuant to the early exercise of an Option.
2.36 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.37 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.38 “Section 16b” means Section 16(b) of the Exchange Act.
2.39 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.40 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.41 “Service Provider” means an Employee, Director or Consultant.
2.42 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15.
2.43 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
2.44 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.45 “Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.46 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3. Stock Subject to the Plan.
3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 5,711,638 Shares, plus (b) any Shares subject to equity awards granted under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “Reneo 2021 Plan”) that, as of immediately prior to the later of the Effective Time or the termination of the Reneo 2021 Plan, are cancelled or forfeited, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations related to awards granted under the Reneo 2021 Plan, are forfeited to or repurchased by the Company due to failure to vest, or otherwise would, but for the termination of the Reneo 2021 Plan, have been added back to the Share reserve of the Reneo 2021 Plan in accordance with its terms, plus (c) any Shares subject to stock options or other awards that are assumed in the First Merger and that, on or after the Effective Time, are cancelled or forfeited, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clauses (b) and (c) equal to 935,841 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued Common Stock or reacquired Common Stock.
3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased annually on the first day of each Fiscal Year beginning with the 2025 Fiscal Year, in an amount equal to the least of (a) (i) for Fiscal Years beginning prior to the 2027 Fiscal Year, the least of (1) 2,407,100 Shares and (2) a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and (ii) beginning with the 2027 Fiscal Year, ( a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and (b) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program or, with respect to Restricted Stock, Restricted Stock Units or Performance Awards, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
3.4 Incentive Stock Options. Subject to the foregoing limits and subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 8,000,000 Shares.

3.5 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan.
4. Administration of this Plan.
4.1 Procedure.
4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer this Plan.
4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.1.4 Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
4.2 Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(a) to determine the Fair Market Value;
(b) to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;
(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(d) to approve forms of Award Agreements for use under this Plan;
(e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to temporarily suspending the exercisability of an Award if the Administrator deems such suspension necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator may determine;
(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;
(g) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(h) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of this Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;
(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);
(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
(m) to determine whether Awards will be settled in Shares, cash or in any combination thereof; and
(n) to make all other determinations deemed necessary or advisable for administering the Plan.
For the avoidance of doubt, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly including but not limited to with respect to the number of Shares covered by such Award, the price applicable to such Award, or the vesting, forfeiture or other terms and conditions applicable to such award.
4.3 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Stock Options.
6.1 Grant of Options. Subject to the terms and conditions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, may determine.
6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.
6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant.
6.5 Option Exercise Price and Consideration.
6.5.1 Exercise Price. The per-Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per-Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of any one of or a combination of the following: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) any other consideration and method of payment for the issuance of Shares so long as permitted by Applicable Laws.
6.6 Exercise of Option.
6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with such procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (b) full payment of the exercise price for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan (except as provided otherwise under Section 3.3) and for sale under the Option, by the number of Shares as to which the Option is exercised.
6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as may be specified in the Award Agreement, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified by the Administrator, such Option will terminate, and the Shares covered by such Award will revert to the Plan.
6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.
6.6.4 Death of Participant. If a Participant dies while a Service Provider, his or her vested Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death a Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If vested Options are not so exercised within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.
6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:
(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or
(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7. Stock Appreciation Rights.
7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as may be determined by the Administrator, in its sole discretion.
7.2 Number of Shares. Subject to the terms and conditions of this Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
7.3 Exercise Price and Other Terms. The per-Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, may determine.

7.5 Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.
7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, such payment may be in cash, in Shares of equivalent value or in some combination thereof.
8. Restricted Stock.
8.1 Grant of Restricted Stock. Subject to the terms and conditions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, may determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3 Transferability. Except as provided in this Section 8 or as the Administrator may determine, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, subject to the terms of Section 14.
8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
8.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under this Plan.
9. Restricted Stock Units.
9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.
9.5 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company.
10. Performance Awards.
10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator may determine. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares or a combination of both.
10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.
11. Outside Director Award Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the closing of the Mergers, will be excluded for purposes of this Section 11. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.
12. Compliance With Section 409A. This Plan and Awards issued hereunder are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as expressly determined otherwise by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the foregoing, in no event will the Company or any of its Parents or Subsidiaries have any responsibility, liability or obligation to reimburse, indemnify or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of or in connection with Section 409A.
13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parents or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, as well as numerical Share limits in Section 3. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.
15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, which may include, without limitation, that the outstanding Award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to Section 15.1; (c) upon written notice to the Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) vest and become exercisable, realizable or payable, or restrictions applicable to the Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award will be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the Administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (a) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (a), and the Company does not continue the Award (or portion thereof) as described above, the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not so assumed, substituted for or continued, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not so assumed, substituted for or continued will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, to the extent an Option or Stock Appreciation Right (or portion thereof) is not so assumed, substituted for or continued in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.
15.4 Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.
16. Tax Withholding.
16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parents, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S. and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part, by such methods as the Administrator shall determine, including, without limitation: (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.
18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other later date as may be determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19. Term of Plan. Subject to Section 23, this Plan will become effective upon the latest to occur of (a) its initial adoption by the Board, (b) initial approval by the Company’s stockholders or (c) the Effective Time. The Plan will continue in effect for a term of ten (10) years from its effectiveness, unless terminated earlier under Section 20. Notwithstanding the foregoing, no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of this Plan (or if earlier, upon termination of this Plan pursuant to Section 20).
20. Amendment and Termination of this Plan.
20.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21. Conditions Upon Issuance of Shares.
21.1 Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.
21.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of such Participant’s status as an employee or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
*    *    *

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OKUR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96246-P49454 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONKURE THERAPEUTICS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR each nominee listed below in Proposal 1 and **FOR** Proposals 2 and 3.

Nominees:	For	Withhold
1a. R. Michael Carruthers	☐	☐
1b. Valerie M. Jansen, M.D., Ph.D.	☐	☐
1c. Edward T. Mathers	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V96247-P49454

ONKURE THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 3, 2026 9:00 AM ET
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas Saccomano, Jason Leverone and Rogan Nunn, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of ONKURE THERAPEUTICS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM ET, on June 3, 2026, virtually at www.virtualshareholdermeeting.com/OKUR2026, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side